Exhibit 4.1

[Form of Second Amended and Restated Trust Agreement]

of

AccuShares Commodities Trust I

________________________________________

AccuShares Investment Management, LLC

as Sponsor

and

Wilmington Trust, N.A.,

as Trustee

________________________________________

Dated as of [•], 2014

Table of Contents

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THIS SECOND AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of [•], 2014, by ACCUSHARES INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company, as sponsor, and WILMINGTON TRUST, N.A., a national banking association, as trustee, for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, AccuShares Management LLC, a Delaware limited liability company (the “Original Sponsor”), as sponsor, and the Trustee have heretofore created the Trust pursuant to the DSTA by entering into a trust agreement, dated as of June 28, 2013 (the “Original Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware the Certificate of Trust, and have subsequently amended and restated the Original Trust Agreement by entering into an amended and restated trust agreement, dated as of November 26, 2013 (the “Amended and Restated Trust Agreement”);

WHEREAS, the Original Sponsor has heretofore transferred and assigned to the Sponsor all of the Original Sponsor’s rights, title, interest and powers, as sponsor of the Trust, in, to and under the Amended and Restated Trust Agreement, and appointed the Sponsor as successor sponsor of the Trust, by entering into an assignment and assumption agreement between the Original Sponsor and the Sponsor, dated as of December 16, 2013 (the “Assignment Agreement”);

WHEREAS, pursuant to the Assignment Agreement, the Sponsor has accepted such assignment and appointment and assumed any and all of the Original Sponsor’s duties, obligations, liabilities and responsibilities, as sponsor of the Trust, under the Trust Agreement, and the Original Sponsor has been released from such duties, obligations, liabilities and responsibilities;

WHEREAS, the Trustee has acknowledged and consented to such assignment, appointment and release;

WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Trust Agreement in its entirety and to provide for the matters set forth herein; and

WHEREAS, the Trust is authorized to issue its shares of beneficial interest in one or more separate series, all in accordance with the provisions set forth in this Trust Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 13.1 of the Amended and Restated Trust Agreement, the Sponsor and the Trustee hereby amend and restate the Amended and Restated Trust Agreement in its entirety and agree as follows:

ARTICLE I
DEFINITIONS; THE TRUST

Section 1.1. Definitions. Whenever used herein, unless otherwise defined or required by the context or specifically provided:

“Administrator” shall have the meaning assigned to such term in Section 10.2.

“Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of such Person; (ii) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any employee, officer, director, member, manager or partner of such Person; or (v) if such Person is an employee, officer, director, member, manager or partner, any other Person for which such Person acts in any such capacity.

“Affiliated Person” shall have the meaning assigned to such term in section 2(a)(3) of the Investment Company Act of 1940, as amended.

“Amended and Restated Trust Agreement” shall have the meaning assigned to such term in the recitals to this Trust Agreement.

“Applicable Fund” shall have the meaning assigned to such term in Section 3.6(b).

“Assignment Agreement” shall have the meaning assigned to such term in the recitals to this Trust Agreement.

“Authorized Participant” means a Person who (1) is a registered broker-dealer or other securities market Authorized Participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a DTC Participant, and (3) has entered into an Authorized Participant Agreement, which, at the relevant time, is in full force and effect, with the Sponsor and any Transfer Agent engaged by the Sponsor pursuant to Section 10.3 hereof. Only Authorized Participants may place orders to create or redeem one or more Baskets of a Fund.

“Authorized Participant Agreement” means an agreement entered into by each Authorized Participant, the Sponsor, and any Transfer Agent engaged by the Sponsor pursuant to Section 10.3 hereof, which sets forth the procedures for the creation and redemption of Baskets in a Fund, which may be amended and supplemented from time to time in accordance with its terms.

“Bankruptcy Code” means the United States Bankruptcy Code, §§11 U.S.C. 101 et seq., as amended.

“Basket” means a Creation Unit or Redemption Unit, as the context may require.

“Beneficial Owners” shall have the meaning assigned to such term in Section 3.4(d).

“Business Day” means any day on which the Exchange is open for trading during its regular session, which includes a day on which the Exchange closes prior to its scheduled time.

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“CEA” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form filed with the Secretary of State of the State of Delaware pursuant to section 3810 of the DSTA, as amended or restated from time to time.

“Claims” shall have the meaning assigned to such term in Section 3.6(a).

“Class” shall have the meaning assigned to such term in Section 3.1(a).

“Class Value” means, with respect to any Class of a Fund, the liquidation value of such Fund attributable to such Class, and specifically with regard to the Initial Funds, as set forth in Section 4.4.

“Class Value per Share” means, with respect to any Class of a Fund, an amount equal to the quotient of such Class’ Class Value divided by the number of Shares of such Class issued and outstanding at the time of determination.

“Class Value per Share Limitation” shall have the meaning assigned to such term in Section 4.6.

“Closing Trading Price” means, with respect to any Class of a Fund, the closing trading price of the Shares of such Class based on one or more trades occurring within the last 30 minutes of trading, as reported on the Exchange.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Corrective Distribution” shall have the meaning assigned to such term in Section 4.11.

“Creation Transaction Fee” shall have the meaning assigned to such term in Section 3.3(d).

“Creation Unit” means a block of pairs of Up Shares and Down Shares of a Fund in such number as the Sponsor may determine in its sole and absolute discretion from time to time for each Fund.

“Custodian” shall have the meaning assigned to such term in Section 10.1.

“DAt” means the accumulated VIX Fund Daily Amounts since the Prior Distribution Date.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Shares as may be selected by the Sponsor as specified herein.

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“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository.

“DGCL” means the General Corporation Law of the State of Delaware, Chapter 1 of Title 8 of the Delaware Code, 8 Del. C. § 101 et seq., as the same may be amended from time to time.

“Distribution Date” means any date on which a Regular Distribution, a Special Distribution or a Corrective Distribution is deemed to occur.

“DN” means, with respect to any Fund, the Class Value per Share of such Fund’s Down Shares.

“DNc” means, with respect to any Fund, the Class Value per Share of such Fund’s Down Shares as of the closing of the Exchange on the immediately preceding Business Day, after adjusting for any Net Income Distributions made to such Fund’s Down Shares.

“DNd” means, with respect to any Fund, the Class Value per Share of such Fund’s Down Shares as of the closing of the Exchange on the date of determination, after adjusting for any Net Income Distributions made to such Fund’s Down Shares.

“DNNIA” means, with respect to any Fund, the accrued Net Investment Income per Share attributable to each of such Fund’s Down Shares since the Prior Distribution Date.

“Down Share Index Factor” or “DNSIF” means, with respect to any Fund, the Share Index Factor of such Fund’s Down Shares.

“Down Shares” shall have the meaning assigned to such term in Section 3.1(a).

“DSTA” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

“Eligible Assets” shall have the meaning assigned to such term in Section 4.16(a).

“Eligible Repo” means any repurchase agreement (i) referencing U.S. Treasury Securities and under which the obligation of the seller thereof to repurchase such U.S. Treasury Securities is “collateralized fully” (as defined in Rule 5b-3 under the Investment Company Act of 1940, as amended) by such U.S. Treasury Securities, (ii) terminating within one (1) Business Day following its execution, (iii) denominated in U.S. dollars, and (iv) entered into with a counterparty that is (x) a bank with at least $1 billion in assets or (y) a registered securities dealer that is deemed creditworthy by the Sponsor.

“Eligible Treasuries” means U.S. Treasury Securities that have residual maturities less than or equal to 90 calendar days.

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“Exchange” means the Nasdaq OMX or, if the Shares of any Fund shall cease to be listed on the Nasdaq OMX, the exchange on which the Shares of such Fund are principally traded, as determined by the Sponsor in its sole and absolute discretion.

“Expenses” shall have the meaning assigned to such term in Section 2.4.

“Formation Instrument” means, with respect to any Fund, this Trust Agreement and any Series Supplement with respect to such Fund.

“Fund” means a series of the Trust established pursuant to the terms of this Trust Agreement and any applicable Series Supplement.

“Global Security” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, forms of which are attached hereto as Exhibits A and B.

“Index Disruption” shall have the meaning assigned to such term in Section 4.3(c).

“Index Disruption Period” shall have the meaning assigned to such term in Section 4.3(c)(i).

“Index Provider” means, with respect to any Fund, the entity responsible for the calculation and publication of such Fund’s Underlying Index.

“Indirect DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

“Initial Funds” shall have the meaning assigned to such term in Section 3.2(a).

“Investment Advisor” shall have the meaning assigned to such term in Section 10.4.

“Investment Advisory Agreement” means that certain Non-Custody Investment Advisory Agreement, dated as of [•], 2014, by and among the Trust, the Sponsor and the Investment Advisor to the Initial Funds, as it may be amended or supplemented from time to time in accordance with its terms, and any successor agreement entered into with a successor investment advisor to the Trust or any Fund.

“Management Fee” means the amount payable by a Fund to the Sponsor pursuant to the Sponsor Agreement and Section 5.8 hereof.

“Master Agreement” shall have the meaning assigned to such term in Section 4.16(c).

“Measuring Period” means a single distribution measurement period that begins on the Prior Distribution Date and ends on the next following Distribution Date.

“Net Income Distribution” shall have the meaning assigned to such term in Section 4.9(c).

“Net Investment Income” means, with respect to any Class of a Fund for any given Business Day, as of any date of determination, the sum of (a) the product obtained by multiplying (i) the amount of any accrued and undistributed income or gains or losses on the

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Eligible Assets of such Fund accruing on such Business Day by (ii) such Class’ Participation Factor, less (b) any unpaid amounts of such Class’ Management Fee incurred on such Business Day, and any extraordinary fees and expenses or taxes attributable to such Class pursuant to Section 5.3(a) hereof. Net Investment Income can be positive or negative.

“Net Investment Income per Share” means, with respect to any Share, such Share’s pro rata portion of the Net Investment Income attributable to its Class.

“Original Sponsor” shall have the meaning assigned to such term in the recitals to this Trust Agreement.

“Original Trust Agreement” shall have the meaning assigned to such term in the recitals to this Trust Agreement.

“Participation Factor” means, with respect to any Class of a Fund, as of any date of determination, the quotient obtained by dividing (x) the closing Class Value per Share of such Class by (y) the sum of the closing Class Values per Share of both Classes of such Fund.

“Person” means any natural person, partnership, limited liability company, trust (including a statutory trust), corporation, association or other entity.

“Previous Index” shall have the meaning assigned to such term in Section 4.3(c)(i).

“Prior Distribution Date” means, with respect to any Fund, as of any date of determination, the immediately preceding Distribution Date or, if there is no preceding Distribution Date, the date of inception of the Fund’s operations in the case of the first Regular Distribution.

“Prospectus” means any final prospectus and disclosure document of the Trust with respect to any Fund, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order” shall have the meaning assigned to such term in Section 3.3(b).

“Redemption Distribution” means the cash or other assets, to the extent permitted by this Trust Agreement and in the applicable Authorized Participant Agreement, to be delivered in satisfaction of a redemption of a Redemption Unit as specified in the applicable Authorized Participant Agreement.

“Redemption Order” shall have the meaning assigned to such term in Section 9.2.

“Redemption Order Date” means the Business Day on which a Redemption Order is submitted.

“Redemption Transaction Fee” shall have the meaning assigned to such term in Section 9.4.

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“Redemption Unit” means a block of pairs of Up Shares and Down Shares of a Fund, which shall be in the number of Shares of such Fund constituting a Creation Unit on the relevant Redemption Order Date.

“Registration Statement” means any effective registration statement, as it may be amended or supplemented from time to time, filed with the SEC pursuant to which the Trust has registered the offer and sale of the Shares of any Fund.

“Regular Distribution” shall have the meaning assigned to such term in Section 4.9(a).

“Regular Distribution Date” means any date on which a Regular Distribution is deemed to occur.

“Replacement Index” shall have the meaning assigned to such term in Section 4.3(c)(i).

“SEC” means the United States Securities and Exchange Commission.

“Series Supplement” means an instrument setting forth the establishment and designation of any Fund that is not an Initial Fund, whether directly in such instrument or by reference to, or approval of, another document that sets forth such establishment and designation, and the relative rights, powers and preferences of such Fund.

“Share Index Factor” means, with respect to any Class of a Fund, as of any date of determination, the fixed linear relationship of the Class Value of such Class with such Fund’s Underlying Index.

“Shareholders” means the registered holders of Shares of any Class.

“Shares” means units of fractional, undivided beneficial interests in, and ownership of, a Fund.

“Special Distribution” shall have the meaning assigned to such term in Section 4.10(a).

“Special Distribution Date” means any date on which a Special Distribution is deemed to occur.

“Sponsor” means AccuShares Investment Management, LLC, or any substitute or designee of the then Sponsor as provided herein, or any successor thereto by merger or operation of law.

“Sponsor Agreement” means that certain Sponsor Agreement, dated as of [•], 2014, between the Trust and the Sponsor, as it may be amended or supplemented from time to time in accordance with its terms.

“Sponsor Indemnified Parties” shall have the meaning assigned to such term in Section 5.9(a).

“t” means the time of the related determination.

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“t-1” means the time of the related determination as of the Prior Distribution Date.

“Termination Trigger” shall have the meaning assigned to such term in Section 11.1.

“Transfer Agent” shall have the meaning assigned to such term in Section 10.3.

“Treasuries” means (i) any Eligible Treasury or (ii) any Eligible Repo.

“Trust” means AccuShares Commodities Trust I, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” shall have the meaning assigned to such term in the recitals to this Trust Agreement.

“Trustee” means Wilmington Trust, N.A. or any successor thereto as provided herein, acting not in its individual capacity or as investment advisor to the Trust but solely as trustee of the Trust.

“Trustee Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

“Trust Estate” means, with respect to any Fund, all property and cash held by such Fund, and all proceeds therefrom.

“U.S.” means the United States of America.

“U.S. Treasury Securities” means bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America.

“UIL” means, with respect to any Fund, the level of such Fund’s Underlying Index, subject to the Class Value per Share Limitation.

“Underlying Index” means, with respect to any Fund, an index referencing a specified commodity or set of commodities or measures of volatility of broad-based equity indices whose performance is tracked by such Fund, including any substitute or replacement index for such Fund’s original Underlying Index as the Sponsor from time to time may designate.

“UP” means, with respect to any Fund, the Class Value per Share of such Fund’s Up Shares.

“UPc” means, with respect to any Fund, the Class Value per Share of such Fund’s Up Shares as of the closing of the Exchange on the immediately preceding Business Day, after adjusting for any Net Income Distributions made to such Fund’s Up Shares.

“UPd” means, with respect to any Fund, the Class Value per Share of such Fund’s Up Shares as of the closing of the Exchange on the date of determination, after adjusting for any Net Income Distributions made to such Fund’s Up Shares.

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“Up Share Index Factor” or “UPSIF” means, with respect to any Fund, the Share Index Factor of such Fund’s Up Shares.

“Up Shares” shall have the meaning assigned to such term in Section 3.1(a).

“UPNIA” means, with respect to any Fund, the accrued Net Investment Income per Share attributable to each of such Fund’s Up Shares since the Prior Distribution Date.

“Value per Creation Unit” means the sum of (a) the product obtained by multiplying the Class Value per Share of a Fund’s Up Shares by the number of such Shares included in the Fund’s Creation Unit at such time and (b) the product obtained by multiplying the Class Value per Share of a Fund’s Down Shares by the number of such Shares included in the Fund’s Creation Unit at such time.

“VIX Fund Daily Amount” shall have the meaning assigned to such term in Section 4.5.

Section 1.2. Name. The name of the Trust is “AccuShares Commodities Trust I,” in which name the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 1.3. Delaware Trustee; Business Offices.

(a) The sole trustee of the Trust is Wilmington Trust, N.A., which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust, N.A. resigns or is removed as the trustee, the trustee of the Trust in the State of Delaware shall be the successor trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. Initially, the principal office of the Trust shall be at c/o AccuShares Investment Management, LLC, 1 Bridge Plaza North, Suite 468, Fort Lee, NJ 07024. The office of the Trustee in the State of Delaware shall be located at such place or places inside the State of Delaware as the Trustee may designate from time to time in writing to the Sponsor, which, as of the date hereof, is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

Section 1.4. Declaration of Trust. It is the intention of the parties hereto that the Trust shall be a statutory trust organized in series, or Funds, under the DSTA and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except, and solely for, applicable income tax purposes (for example, to the extent that any Fund elects to be treated as and constitutes a corporation under the Code and applicable state and local income tax law). Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. Neither the Sponsor nor the Trustee shall be liable to any Person for the failure of any Fund to qualify as a corporation under the Code or any comparable provision of the laws of any state or other

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jurisdiction where such treatment is sought. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the respective rights, powers, duties, obligations and responsibilities set forth herein and in the DSTA with respect to accomplishing the purposes of the Trust. The Trustee has filed the Certificate of Trust required by section 3810 of the DSTA in connection with the formation of the Trust under the DSTA. The formation of the Trust became effective upon filing of the Certificate of Trust, without any initial deposit of assets with the Trust. Notwithstanding the Original Trust Agreement, no trust corpus was deposited with the Trust by the Sponsor and the parties hereto ratify and agree that no trust corpus deposit was required or intended to be made to the Trust by any party hereto to complete the formation of the Trust.

Section 1.5. Purposes and Powers. The purposes of the Trust and each Fund shall be to enter into any lawful transaction and engage in any lawful activities for which a Delaware statutory trust may be organized.

Section 1.6. Tax Treatment. The parties hereto intend that, for U.S. federal and applicable state and local income tax purposes, each Fund shall be treated as a “business entity” (as defined in Treasury Regulation section 301.7701-2(a)) that is eligible to elect to be a corporation for such tax purposes, with the assets of the corporation being the applicable Trust Estate and the equity interests in the corporation being the Shares of the applicable Fund, and the provisions of this Trust Agreement shall be interpreted to further this intention. The parties hereto agree that, unless otherwise required by applicable tax authorities, each Fund shall (at a time determined by the Sponsor) elect to be treated as a corporation for U.S. federal and applicable state and local income tax purposes under Treasury Regulation section 301.7701-3(a), and will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of each Fund as a corporation for such tax purposes. By virtue of having purchased or otherwise acquired a Share of any Fund, each Shareholder and Beneficial Owner agrees to treat such Share as an equity interest in a business entity that is a separate corporation for U.S. federal and applicable state and local income tax purposes.

Section 1.7. Elimination of Duties & Limited Liability of Sponsor

(a) Notwithstanding any other provision of this Trust Agreement, to the fullest extent permitted under Delaware law, except for its express duties, obligations, liabilities and responsibilities hereunder, the Sponsor Indemnified Parties have no duties (at law (statutory or common) or in equity), implied or otherwise (including fiduciary duties), or obligations, liabilities or responsibilities to the Trust, the Trustee, any Fund or any other Person with respect to the business and affairs of the Trust or any Fund. To the fullest extent permitted under Delaware law, the Sponsor acting under this Trust Agreement shall not be liable, at law (statutory or common) or in equity, to the Trust, the Trustee, any Fund or any other Person for its management of the Trust and its performance under this Trust Agreement, provided that such management and performance is within the standard of care set forth in Section 5.4 hereof. Any Shares held by the Sponsor shall have the same rights and limited liabilities created or imposed hereunder as those issued to Shareholders unaffiliated with the Sponsor. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Sponsor Indemnified Parties otherwise existing at law (statutory or common) or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor. The ownership of Shares is not a condition for any Person to serve as Sponsor.

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(b) Subject to Sections 1.7(a), 5.4, 7.1 and 7.3 hereof, neither the Sponsor nor any Shareholder shall have any personal liability for any duty, obligation, liability or responsibility of the Trust or any Fund.

Section 1.8. Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity, solely as nominee for the applicable Fund; provided, however, that where applicable law (statutory or common) in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Shareholder) as nominee.

Section 1.9. Series Trust. The Trust shall be divided into series, each a Fund, as provided in sections 3804 and 3806(b)(2) of the DSTA.

Section 1.10. Commencement of Business. The commencement of the Trust’s business and the sale of the Shares of each Fund to the respective Authorized Participants pursuant to each Authorized Participant Agreement shall commence at such time as the Sponsor shall determine in its sole and absolute discretion.

ARTICLE II
THE TRUSTEE

Section 2.1. Trustee Term; Resignation.

(a) Wilmington Trust, N.A. has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Sponsor in its sole and absolute discretion. The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Sponsor in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Sponsor in accordance with Section 2.5 hereof. If the Sponsor does not act within such 60 day period, the Trustee may apply, at the expense of the Funds, on a joint and several basis (or, in furtherance of Sections 3.5 and 3.6 hereof, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

Section 2.2. Powers of Trustee & Elimination of Duties of the Trustee. Except as set forth in Section 1.3(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is directly vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein, all pursuant to section 3806(b)(7) of the DSTA. The Trustee shall not be entitled to exercise any of the rights or powers, nor shall the Trustee have the duty to supervise the Sponsor’s performance of its obligations, duties and responsibilities, and the Trustee shall not have any of the obligations, duties or responsibilities of the Sponsor described in this Trust Agreement. The Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of section 3807 of the DSTA. To the fullest extent permitted under

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Delaware law, except for its express duties, obligations, liabilities and responsibilities hereunder, the Trustee has no duties (at law (statutory or common) or in equity), implied or otherwise (including fiduciary duties), or obligations, liabilities or responsibilities to the Trust, the Sponsor, any Fund, any Shareholder or any other Person with respect to the business and affairs of the Trust or any Fund. The Trustee shall have the power and authority to execute and file certificates as required by the DSTA and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, powers, duties, obligations, liabilities or responsibilities of the Trustee hereunder or under the DSTA.

Section 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (excluding the Trust) reasonable compensation for its services hereunder as set forth in a schedule to the Sponsor Agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (excluding the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including, without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights, powers, duties, obligations and responsibilities hereunder, all as set forth in such schedule to the Sponsor Agreement.

Section 2.4. Indemnification of the Trustee. All of the Funds, on a joint and several basis (or, in furtherance of Sections 3.5 and 3.6 hereof, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated hereby shall be consummated, shall assume liability for, and shall, solely from the applicable Trust Estate or Trust Estates as set forth in Sections 3.5 and 3.6 hereof, indemnify, protect, save and keep harmless, Wilmington Trust, N.A. (in its capacity as trustee and individually) and its directors, officers, shareholders, employees, and agents (the “Trustee Indemnified Parties”) from and against any and all claims, losses, liabilities or expenses (including but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Trustee Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of this Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Trustee Indemnified Party. Such indemnity shall include payment from the applicable Trust Estate or Trust Estates of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as a Trustee Indemnified Party. Any amounts payable to a Trustee Indemnified Party under this Section 2.4 may be payable in advance or may be secured by a lien on the applicable Trust Estate or Trust Estates. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds as set forth in Section 3.6 hereof. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement, the removal or resignation of the Trustee, the dissolution or other cessation to exist of the Trustee Indemnified Party, the withdrawal, adjudication of bankruptcy or insolvency of the Trustee

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Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Trustee Indemnified Party.

Section 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall, within thirty (30) Business Days of receipt of a resignation notice from the Trustee or from the date the Sponsor removes the Trustee, appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties, obligations and responsibilities of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties, obligations and responsibilities under this Trust Agreement. Notwithstanding the foregoing, any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a merging, converting or consolidating party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall, subject to the requirement that any successor meet the requirements of section 3807 of the DSTA, be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust continued hereby, Wilmington Trust, N.A. acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust, N.A. by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence, bad faith or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate.

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor.

(c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees.

(d) The Trustee shall not have any duty, obligation or responsibility to, or liability for its failure to, supervise the performance of any duties, obligations or responsibilities of the Sponsor or its delegates, any Authorized Participant or any other Person.

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(e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial risk or liability in the performance of any of its rights, powers, duties, obligations or responsibilities hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by, or other obligations or liabilities of the Trust or any Fund arising under, this Trust Agreement or any other agreements to which the Trust is a party.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to appear in, institute, conduct or defend any action or litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has offered to Wilmington Trust, N.A. (in its capacity as trustee and individually) security or indemnity satisfactory to it against the Expenses that may be incurred by Wilmington Trust, N.A. (in its individual capacity as trustee and individually) therein or thereby.

(h) The Trustee shall not be required to take any action hereunder or otherwise if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

(i) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent, approval, authorization or order of, or the giving of notice to, or the registration with or taking of any action with respect to, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee; or subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions contemplated hereby by the Trustee.

(j) To the extent that the Trustee has duties (at law (statutory or common) or in equity), implied or otherwise (including fiduciary duties), or obligations, liabilities or responsibilities to the Trust, the Sponsor, any Fund, any Shareholder or any other Person with respect to the business and affairs of the Trust or any Fund, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Sponsor, such Fund or such other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties (at law (statutory or common) or in equity), implied or otherwise (including fiduciary duties), or obligations, liabilities or responsibilities, of the Trustee otherwise existing, are agreed by the parties hereto to replace such other duties, obligations, liabilities and responsibilities of the Trustee.

(k) The Trustee shall incur no liability if, by reason of any provision of any present or future law (statutory or common) or regulation thereunder, or by any force majeure event,

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including but not limited to natural disaster, war or other circumstances beyond its reasonable control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

(l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), the Trustee, is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide the Trustee, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Trustee to comply with such Applicable Regulations. It is expressly agreed that the Trustee shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person not having furnished such information as the Trustee, in its sole and absolute discretion, determines to be necessary to comply with the Applicable Regulations.

(n) Whenever the Trustee is in good faith unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or any written instruction delivered pursuant to the terms hereof, or is unsure as to the application, intent, interpretation or meaning of any provision of this Trust Agreement, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Sponsor requesting instruction as to the course of action to be adopted and, to the extent an instruction from the Sponsor is provided to the Trustee and the Trustee acts in good faith in accordance with such instruction received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten (10) days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice to be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Trust Agreement, and the Trustee shall have no liability to any Person for any such action or inaction.

The provisions of this Section 2.6 shall survive resignation or removal of the Trustee and the termination of this Trust Agreement.

Section 2.7. Payments to the Trustee. Any amounts paid to the Trustee from any Trust Estate pursuant to this Article II shall be deemed not to be a part of such Trust Estate immediately after such payment.

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ARTICLE III
FUNDS; SHARES

Section 3.1. General.

(a) The Sponsor shall have the exclusive power and authority, without Shareholder approval, to create one or more Funds, from time to time as it deems necessary or desirable. The principal terms of each Fund shall be as set forth in the Formation Instrument with respect to such Fund. Each Fund will issue Shares in a pair of offsetting classes (each, a “Class”), where one constituent of the pair is positively linked to the performance of the Fund’s Underlying Index (“Up Shares”) and the other constituent is negatively linked to the performance of the Fund’s Underlying Index (“Down Shares”). Each Fund shall be separate from the Trust and all other Funds with respect to the assets and liabilities allocated to that Fund. The Sponsor shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Funds, including as set forth in Section 3.2 hereof, and to fix and determine in its sole and absolute discretion the relative rights, powers and preferences as between the Shares of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The number of Shares authorized for each Fund shall be unlimited and without par value. From time to time, the Sponsor may divide or combine the Shares of any Class of any Fund into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund thereof. The Sponsor may issue Shares of any Fund for such consideration and on such terms as it may determine in its sole and absolute discretion (or for no consideration if pursuant to a Share distribution, dividend or forward share split), all without action or approval of the Shareholders thereof. All Shares when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Trust may hold as treasury Shares, reissue for such consideration and on such terms as the Sponsor may determine, or cancel, at the Sponsor’s sole and absolute discretion from time to time, any Shares of any Fund reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Shares shall not be deemed cancelled.

(c) Other than the applicable Global Securities issued to the Depository, no certificates or other evidence of beneficial ownership of the Shares will be issued.

(d) Every Shareholder, by virtue of having purchased or otherwise acquired a Share of any Fund, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement and any Series Supplement with respect thereto.

(e) Except to the extent otherwise provided in the Formation Instrument with respect to such Fund, the Shares of each Class of each Fund shall represent an equal proportionate interest in the value of such Fund’s Trust Estate attributable to such Class (subject to the liabilities held with respect to such Fund and attributable to such Class and such rights, powers and preferences as may have been established and designated with respect to Shares within such Class).

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(f) The Sponsor shall have the authority to provide that the holders of Shares of any Fund shall have the right to exchange said Shares for Shares of one or more other Funds in conformity with such requirements and procedures as may be established by the Sponsor.

Section 3.2. Establishment of Initial Funds.

(a) Without limiting the authority of the Sponsor set forth in Section 3.1(a) hereof to establish and designate any further Funds, the Sponsor hereby establishes and designates seven initial Funds (the “Initial Funds”) as follows:

AccuShares S&P GSCI Spot Fund

AccuShares S&P GSCI Agriculture and Livestock Spot Fund

AccuShares S&P GSCI Industrial Metals Spot Fund

AccuShares S&P GSCI Crude Oil Spot Fund

AccuShares S&P GSCI Brent Oil Spot Fund

AccuShares S&P GSCI Natural Gas Spot Fund

AccuShares Spot CBOE VIX Fund

The provisions of this Article III shall be applicable to the above-designated Funds and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 3.1(a) hereof; provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund in the Series Supplement creating such Fund or in Article IV of this Trust Agreement with respect to the Initial Funds.

(b) The establishment and designation of any Fund other than those set forth above shall be effective upon the execution by the Sponsor of a Series Supplement, or as otherwise provided in such Series Supplement. At any time that there are no Shares outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish and terminate that Fund and the establishment and designation thereof. Each Series Supplement referred to in this paragraph shall have the status of an amendment to this Trust Agreement. For avoidance of doubt, no Series Supplement may alter the rights, powers, duties, immunities or protections of the Trustee without the Trustee’s written consent.

Section 3.3. Offer of Shares, Procedures for Creation and Issuance of Creation Units.

(a) General. The procedures specified in the applicable Authorized Participant Agreement for each Fund will govern the Trust with respect to the creation and issuance of Creation Units. Subject to the limitations upon and requirements for issuance of Creation Units stated herein and in such procedures, the number of Creation Units which may be issued by each Fund is unlimited.

(b) Deposit with the Depository. On any Business Day, an Authorized Participant with respect to which an Authorized Participant Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 8.2 hereof) may purchase one or more Creation Units of a Fund standing to the credit of the Authorized Participant on the records of the Depository by delivering a request for purchase to the Transfer Agent or, if no Transfer Agent has been appointed with respect to such Fund, the Sponsor (such request, a “Purchase Order”) in

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the manner specified in the procedures specified in the Authorized Participant Agreement. Upon delivery of all purchase consideration for one or more Creation Units of a Fund (as governed by the applicable Authorized Participant Agreement and for such consideration as set forth therein) pursuant to the Purchase Order, and the issuance of such Creation Unit(s), the Sponsor will cause the Trust to deposit the Creation Unit(s) with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Participant that submitted the Purchase Order.

(c) Suspension and Rejection of Purchase Orders. For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to suspend the right to purchase any Creation Unit, or postpone any Purchase Order settlement date: (i) for any period during which the Exchange is closed or when trading is suspended or restricted on the Exchange; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Purchase Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines in its sole and absolute discretion to be necessary for the protection of the Shareholders of any Fund. The Sponsor, the Trustee, the Custodian, the Administrator and the Transfer Agent shall not be liable to any Person by reason of the suspension of the right to purchase Creation Units or the postponement of any settlement date of any Purchase Order in the circumstances listed in clauses (i) through (iii) in the preceding sentence. For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to reject any Purchase Order: (i) determined by the Sponsor in its sole and absolute discretion not to be in proper form; (ii) that the Sponsor has determined in its sole and absolute discretion would have adverse consequences to any Fund or any Shareholders; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or (iv) if circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process Purchase Orders for Creation Units. The Sponsor, the Trustee, the Custodian, the Administrator and the Transfer Agent shall not be liable to any Person by reason of the rejection of any Purchase Order in the circumstances listed in clauses (i) through (iv) in the preceding sentence.

(d) Creation Transaction Fee. For each Fund, non-refundable transaction fees will be payable by an Authorized Participant to the Fund’s Custodian in connection with each Purchase Order pursuant to this Section 3.3 (each, a “Creation Transaction Fee”). The Creation Transaction Fees charged in connection with each such creation shall be as set forth in the applicable Authorized Participant Agreement for such Fund. The Creation Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify the Depository of any agreement to change the Creation Transaction Fee and shall not implement any increase for such period of time after that notice as is specified in the Authorized Participant Agreements for an amendment to any such agreement to become effective following notice thereof to an Authorized Participant. Pursuant to the applicable Authorized Participant Agreement, the Sponsor, in its sole and absolute discretion, may require additional payments in connection with any Purchase Order. Any Creation Transaction Fees received in connection with any Purchase Order for a Fund shall not be considered received by the Fund or to be a part of such Fund’s Trust Estate (and such Fund shall have no rights to such Creation Transaction Fees) and may, among other things, be applied by the Sponsor to defray expenses incurred by the Fund’s service providers in processing such transactions and the SEC registration fee expense borne directly by the Sponsor on behalf of the Trust and its Funds.

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(e) Global Certificate Only. Certificates for Creation Units or Shares will not be issued, other than the applicable Global Securities issued to the Depository. So long as the Depository Agreement is in effect, Creation Units will be issued and redeemed and Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect DTC Participants as more fully described in Section 3.4 hereof. The Depository may determine to discontinue providing its service with respect to Creation Units and Shares by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to terminate the Trust or any Fund, as applicable.

Section 3.4. Book-Entry-Only System, Fund Global Securities.

(a) Global Security. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Shares of each Fund. Shares of each Class will be represented by a Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Shares will be issued. The Global Security for each Fund’s Up Shares and Down Shares shall be in the form set forth in the Formation Instrument with respect to such Fund or described therein, or in the case of the Initial Funds, as set forth in Article IV hereof, and each such Global Security shall represent such Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Shares of a Class from time to time endorsed thereon and that the aggregate amount of outstanding Shares represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Shares represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Security issued to DTC or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its authorized participants (the “DTC

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Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

(d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Shares of any Class, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Authorized Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Shares will be limited to DTC Participants, Indirect DTC Participants and Persons holding interests through DTC Participants and Indirect DTC Participants. Owners of beneficial interests in Shares (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect DTC Participants and Beneficial Owners holding through a DTC Participant or an Indirect DTC Participant, through those records or the records of the relevant DTC Participant. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Shares a written confirmation relating to their purchase of Shares.

(e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Shares, references herein to the registered or record owners of Shares shall mean Cede & Co. and shall not mean the Beneficial Owners of Shares. Beneficial Owners of Shares will not be entitled to have Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Shares under this Trust Agreement. Accordingly, to exercise any rights of a holder of Shares under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect DTC Participant through which such Beneficial Owner holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Shares of such Fund, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, and such DTC Participants will in turn notify each Indirect DTC Participant holding Shares through it with each successive Indirect DTC Participant continuing to notify each Person holding Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust or such Fund through each Indirect DTC Participant and DTC Participant through which the Beneficial Owner’s interest in the Shares is held.

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(f) Communication between the Trust and the Beneficial Owners. As described above, the Trust and each Fund will recognize the Depository or its nominee as the owner of all Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to each Fund upon request and for a fee to be charged to the Sponsor pursuant to Section 5.3(b) hereof a listing of the Share holdings of each DTC Participant. The Trust or such Fund shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Shares, directly or indirectly, through such DTC Participant. The Trust or such Fund shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, pursuant to Section 5.3(b) hereof, the Sponsor shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Distributions on Shares pursuant to Section 3.7 hereof shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Shares. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions, whether in cash or in Shares, in respect of Shares, shall credit immediately DTC Participants’ accounts with payments or Shares, as applicable, in amounts proportionate to their respective beneficial interests in Shares as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect DTC Participants and Beneficial Owners held through such DTC Participants and Indirect DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect DTC Participants. None of the Trust, any Fund, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect DTC Participants and Beneficial Owners owning through such DTC Participants or Indirect DTC Participants or between or among the Depository, any Beneficial Owner and any Person by or through which such Beneficial Owner is considered to own Shares.

(h) Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the applicable Fund by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Fund in each Global Security are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only such Fund. Nothing in the Global Security shall be construed as creating any liability of the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

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(i) Successor Depository. If a successor to DTC shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.

Section 3.5. Assets of the Funds. The Trust Estate of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth herein, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. Any assets, income, earnings, profits, funds, or payments, and proceeds thereof which are not readily identifiable as belonging to any particular Fund shall be allocated to and among one or more Funds in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Funds for all purposes, and such assets, income, earnings, profits, funds, or payments, and proceeds thereof, shall be referred to as assets belonging to that Fund. The assets belonging to a Fund shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the Shareholders of such Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

Section 3.6. Liabilities of the Funds.

(a) Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund. Any general Claims of the Trust which are not readily identifiable as being held with respect to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Notice of the contractual limitation on liabilities among Funds described in the first sentence of this paragraph is set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and the statutory provisions of section 3804 of the DSTA relating to limitations on liabilities among series (and the statutory effect under section 3804 of the DSTA of setting forth such notice in the certificate of trust) are applicable to the Trust and each Fund. Any Person extending credit to, contracting with or having any claim against any Fund may look only to the assets of such Fund to satisfy or enforce any Claim with respect to such Fund. No Shareholder or former Shareholder of any Fund shall have a claim on or any right to any assets allocated or belonging to any other Fund, except to the extent that such Shareholder or former Shareholder has such a claim or right hereunder as a Shareholder or former Shareholder of such other Fund. Every Share, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on Shares represented thereby to such Fund and its assets.

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(b) The Claims of each of the Sponsor and the Trustee with respect to all Funds, any combination of Funds or one particular Fund and their respective assets (the “Applicable Fund”) shall only be asserted and enforceable against the Applicable Fund, and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Fund, the Trust generally, or any of their respective assets.

(c) If the Claims of the Sponsor or the Trustee against the Applicable Fund or the Trust are secured in whole or in part, each of the Sponsor and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Fund (other than the Applicable Fund), as the case may be.

(d) In furtherance of the foregoing, if and to the extent that the Sponsor and the Trustee receive monies from a Fund or the Trust (or their respective assets), other than the Applicable Fund, the Sponsor and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for investment and distribution by the Fund or the Trust in accordance with the terms hereof.

(e) The foregoing segregation of the liabilities and assets of and among the Funds shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(f) Any agreement entered into by the Trust or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Authorized Participant Agreements entered into with each Authorized Participant, will include language substantially similar to the language set forth in Sections 3.5 and 3.6(a) hereof.

Section 3.7. Distributions.

(a) Distributions on Shares of any Class of a Fund may be paid with such frequency and under such conditions as the Sponsor may determine in its sole and absolute discretion, which may be daily or otherwise, to the Shareholders from the income and capital gains of such Fund attributable to such Class, accrued or realized, from such Fund’s Trust Estate, after providing for actual and accrued liabilities attributable to such Class, unless such authority is specifically restricted with respect to the Initial Funds in Article IV hereof, or with respect to any other Fund in the applicable Series Supplement. Except to the extent the Sponsor otherwise determines in its sole and absolute discretion, all distributions on Shares of a Fund shall be allocated to each Class in proportion to such Class’ Participation Factor at the date and time of record established for the payment of such distribution and to each Share of such Class equally. Except as otherwise provided with respect to the Initial Funds in Article IV hereof, or with respect to any other Fund in the applicable Series Supplement, each such distribution shall be made in accordance with Section 3.4(g) hereof. Such distributions may be made in cash, Shares or a combination thereof as determined by the Sponsor in its sole and absolute discretion. The Sponsor may, in its sole and absolute discretion, deduct any taxes or other governmental charges due on any distribution on the Shares of any Fund from the amounts paid by such Fund to its Shareholders in connection

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therewith. Nothing in this Section 3.7(a) shall obligate the Sponsor to cause the Trust or any Fund to make any distributions.

(b) Notwithstanding any other provisions of this Trust Agreement, no distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Fund, with respect to, nor any redemption or repurchase of, the Shares of any Fund shall be effected by the Trust other than from such Fund’s Trust Estate.

Section 3.8. Other Business of the Trustee and Shareholders. The Trustee and any of the Shareholders, and any shareholder, officer, director, employee of either thereof, or other Person holding a legal or beneficial interest in a Person which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust or any Fund, shall not be deemed wrongful or improper.

ARTICLE IV
THE INITIAL FUNDS

Section 4.1. Global Security. The Global Security for each Initial Fund’s Up Shares shall be substantially in the form attached hereto as Exhibit A, and the Global Security for each Initial Fund’s Down Shares shall be in substantially the form attached hereto as Exhibit B.

Section 4.2. Designation of Initial Fund Share Classes. The Initial Funds shall have the following designated Share Classes:

Initial Fund	Initial Fund Share Classes
AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Spot Up Shares
AccuShares S&P GSCI Spot Down Shares
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	AccuShares S&P GSCI Agriculture and Livestock Spot Up Shares
AccuShares S&P GSCI Agriculture and Livestock Spot Down Shares
AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Up Shares
AccuShares S&P GSCI Industrial Metals Spot Down Shares
AccuShares S&P GSCI Crude Oil Spot Fund	AccuShares S&P GSCI Crude Oil Spot Up Shares
AccuShares S&P GSCI Crude Oil Spot Down Shares
AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Brent Oil Spot Up Shares
AccuShares S&P GSCI Brent Oil Spot Down Shares
AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares S&P GSCI Natural Gas Spot Up Shares
AccuShares S&P GSCI Natural Gas Spot Down Shares
AccuShares Spot CBOE VIX Fund	AccuShares Spot CBOE VIX Up Shares
AccuShares Spot CBOE VIX Down Shares

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Section 4.3. Underlying Indices.

(a) The Underlying Index for each Initial Fund shall be as follows:

Initial Fund	Underlying Index
AccuShares S&P GSCI Spot Fund	S&P GSCI Spot
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	S&P GSCI Agriculture and Livestock Spot
AccuShares S&P GSCI Industrial Metals Spot Fund	S&P GSCI Industrial Metals Spot
AccuShares S&P GSCI Crude Oil Spot Fund	S&P GSCI Crude Oil Spot
AccuShares S&P GSCI Brent Oil Spot Fund	S&P GSCI Brent Crude Spot
AccuShares S&P GSCI Natural Gas Spot Fund	S&P GSCI Natural Gas Spot
AccuShares Spot CBOE VIX Fund	CBOE Volatility Index

(b) At any time, the Sponsor may, in its sole and absolute discretion, replace the Underlying Index of any Initial Fund with a different index, and such index shall be such Fund’s Underlying Index as of such time and, solely for purposes of determining, following adoption of such index, the level of such index as of the Prior Distribution Date, as of the Prior Distribution Date; provided, however, that no such substitution may result in (i) a change in the Class Values per Share of the Fund that is the subject of the substitution at the time of substitution; or (ii) (x) a change in the referenced commodity or commodities tracked by the original Underlying Index, in the case of the AccuShares S&P GSCI Spot Fund, the AccuShares S&P GSCI Agriculture and Livestock Spot Fund, the AccuShares S&P GSCI Industrial Metals Spot Fund, the AccuShares S&P GSCI Crude Oil Spot Fund, the AccuShares S&P GSCI Brent Oil Spot Fund or the AccuShares S&P GSCI Natural Gas Spot Fund, or (y) the Fund no longer tracking measures of stock market price volatility, in the case of the AccuShares Spot CBOE VIX Fund. The Sponsor shall provide notice of any such substitution to the affected Fund’s Shareholders by such means and within such time as may be required by applicable laws and regulations or the rules of the Exchange or otherwise as the Sponsor may determine in its sole and absolute discretion.

(c) If an Initial Fund’s Underlying Index ceases to be published at any time (an “Index Disruption”), the Sponsor may, in its sole and absolute discretion:

(i) unless the Underlying Index subject to the Index Disruption (the “Previous Index”) resumes publication prior to such action, either replace the Previous Index with a different index (a “Replacement Index”) in accordance with Section 4.3(b) hereof, or cause such Fund to dissolve and redeem all of its outstanding Shares in accordance with Section 9.7 hereof, in either case within such time period prior to any resumption of publication of the Previous Index as the Sponsor shall determine in its sole and absolute discretion (such time period, an “Index Disruption Period”);

(ii) determine (x) the manner and timing of calculation of such Fund’s Class Values and Class Values per Share during the Index Disruption Period, (y) whether any Regular Distributions, Special Distributions or Net Income Distributions will be made to the Shareholders of such Fund during the Index Disruption Period, and (z) whether the Closing Trading Prices of the Classes of such Fund during the Index Disruption Period will be considered for purposes of Section 4.11 hereof;

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(iii) following the Index Disruption Period, if the Previous Index has resumed publication, determine whether any Regular Distributions, Special Distributions or Net Income Distributions will be made to the Shareholders of such Fund as of the date the Previous Index resumed publication; and

(iv) following the Index Disruption Period, if a Replacement Index has been adopted, establish the Share Index Factor for each of its Classes and, in the case of the AccuShares Spot CBOE VIX Fund, the Daily Amount at such level as the Sponsor shall determine in its sole and absolute discretion, including as of the Distribution Date immediately preceding the Index Disruption and any Distribution Date following the Index Disruption Period.

(d) During an Index Disruption Period with respect to any Initial Fund, such Fund will continue to accept, process and perform under all Purchase Orders and Redemption Orders submitted in accordance with Section 3.3 hereof or Article IX hereof, respectively.

Section 4.4. Class Value and Class Value per Share.

(a) The Class Value of each Class of each Initial Fund shall be calculated by the Sponsor or the Custodian for the Fund appointed pursuant to Section 10.1 hereof by determining the value of the Eligible Assets held by such Fund attributable to such Class pursuant to such Class’ Participation Factor. Changes in the Class Value of each Class shall be based on changes in the Fund’s Underlying Index and Net Investment Income and, in the case of the AccuShares Spot CBOE VIX Fund, the VIX Fund Daily Amount, and limited by the Class Value per Share Limitation. The Class Value per Share of each Share of a Fund will be calculated by the Sponsor or the Custodian for the Fund appointed pursuant to Section 10.1 hereof by taking its Class’ Class Value and dividing it by the number of Shares of such Class outstanding at the time of determination. Class Values and Class Values per Share for each Initial Fund shall be disseminated in such manner and at such time as the Sponsor shall determine in its sole and absolute discretion.

(b) The Class Value per Share of each Class of each Initial Fund, as calculated pursuant to Section 4.4(a) hereof, shall be in accordance with the following formulas:

(i) The Class Value per Share for the Up Shares of each Initial Fund, other than the AccuShares Spot CBOE VIX Fund, at any time is determined as follows:

UPt = UPt-1 + UPSIFt x (UILt – UILt-1) + UPNIAt

(ii) The Class Value per Share for the AccuShares Spot CBOE VIX Up Shares will be determined at any time as follows:

UPt = UPt-1 + UPSIFt x (UILt – UILt-1) + UPNIAt – DAt

(iii) The Class Value per Share for the Down Shares of each Initial Fund, other than the AccuShares Spot CBOE VIX Fund, at any time is determined as follows:

DNt = DNt-1 + DNSIFt x (UILt – UILt-1) + DNNIAt

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(iv) The Class Value per Share for the AccuShares Spot CBOE VIX Down Shares at any time is determined as follows:

DNt = DNt-1 + DNSIFt x (UILt – UILt-1) + DNNIAt+ DAt

For purposes of clauses (i) through (iv) above, for any single Measuring Period, UILt is subject to (i) a maximum value equal to the product of 1.9 and UILt-1, and (ii) a minimum value equal to the product of 0.1 and UILt-1.

(c) On a Distribution Date, immediately following the determination of the amount of the Regular Distribution, Special Distribution or Corrective Distribution to be made to the Shares of an Initial Fund and the resetting of such Fund’s Share Index Factors in accordance with Section 4.7(b) hereof, the Class Values per Share for the Shares of such Initial Fund will be calculated as follows:

UPt = Minimum of either UPc or DNc

DNt = Minimum of either UPc or DNc

(d) The Sponsor’s or Custodian’s calculations of Class Value and Class Value per Share for each Class of each Initial Fund pursuant to this Section 4.4 shall be conclusive and binding upon the Shareholders of the Initial Funds and all other Persons, absent manifest error.

Section 4.5. VIX Fund Daily Amount. For purposes of calculating the Class Values per Share of AccuShares Spot CBOE VIX Fund, on each calendar day, an amount equal to (x) the product obtained by multiplying 0.15% by the Class Value per Share of the AccuShares Spot CBOE VIX Up Shares on the Prior Distribution Date, if the level of such Fund’s Underlying Index was less than or equal to 30 on the Prior Distribution Date, or (y) zero (0) if the level of such Fund’s Underlying Index was greater than 30 on the Prior Distribution Date (such amount, the “VIX Fund Daily Amount”), shall be subtracted from the Class Value per Share of the AccuShares Spot CBOE VIX Up Shares and added to the Class Value per Share of the AccuShares Spot CBOE VIX Down Shares. Any VIX Fund Daily Amount that would otherwise accrue on a day that is not a Business Day shall be accrued at the end of the immediately preceding Business Day.

Section 4.6. Class Value per Share Limitation. For any single Measuring Period in which an Initial Fund’s Underlying Index rises or falls by more than 90%, such Fund’s Class Values per Share will be calculated based on a rise or fall of such Underlying Index, as applicable, of 90% and not the actual rise or fall of such Underlying Index (the “Class Value per Share Limitation”).

Section 4.7. Share Index Factors. The Share Index Factors with respect to each Initial Fund shall be established as follows:

(a) At the inception of operations of an Initial Fund, the Sponsor will establish the Share Index Factor for each Class of such Fund, which, in the case of such Fund’s Up Shares, will equal the quotient obtained by dividing (A) the initial Class Value per Share of such Class, which shall be equal to the initial per Share offering price for such Class as stated in the Fund’s Prospectus, by (B) the initial level on such day of such Fund’s Underlying Index, and in the case

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of such Fund’s Down Shares, will equal the product obtained by multiplying the Share Index Factor of such Fund’s Up Shares by negative one (-1).

(b) Immediately following each Regular Distribution or Special Distribution, and any Corrective Distribution occurring on the same Distribution Date as such Regular Distribution or Special Distribution, by an Initial Fund, such Fund will establish a new Share Index Factor for each of its Classes, which, in the case of such Fund’s Up Shares, will equal the quotient obtained by dividing (A) the Class Value per Share of such Class immediately following such Regular Distribution or Special Distribution and any such Corrective Distribution by (B) the level on such day of such Fund’s Underlying Index, and in the case of such Fund’s Down Shares, will equal the product obtained by multiplying the Share Index Factor of such Fund’s Up Shares by negative one (-1). The Share Index Factors of a Fund will not change between Distribution Dates.

Section 4.8. Determination of Regular and Special Distribution Amounts, Share Index Factors and Net Investment Income.

(a) When the Class Values per Share of the Up Shares and the Down Shares of an Initial Fund differ at the close of a Measuring Period (after adjusting for any Net Income Distribution for such Shares), the Class with the higher Class Value per Share shall receive a Regular Distribution or Special Distribution on that Distribution Date.

(b) The value of a Regular Distribution or Special Distribution relating to each of an Initial Fund’s Up Shares (where such Shares are valued at their respective Class Values per Share) entitled to a Regular Distribution or Special Distribution on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution for such Shares) less the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution for such Shares), or:

Distribution Amount = Maximum of 0 or UPd – DNd

(c) The value of a Regular Distribution or Special Distribution relating to each of an Initial Fund’s Down Shares (where such Shares are valued at their respective Class Values per Share) entitled to a Regular Distribution or Special Distribution on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution for such Shares) less the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution for such Shares), or:

Distribution Amount = Maximum of 0 or DNd – UPd

(d) Regular Distributions and Special Distributions will be made in the form of cash, equal quantities of the Initial Fund’s Up Shares and Down Shares or a combination of cash and equal quantities of the Initial Fund’s Up Shares and Down Shares, as determined by the Sponsor in its sole and absolute discretion. Any portion of any distribution made in Shares shall always be made in equal numbers of Up Shares and Down Shares of the Fund, which shall be valued at their respective Class Values per Share (after adjusting for any Net Income Distributions made to

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the applicable Class) for purposes of the distribution amount. To the extent a Share distribution would result in the distribution of fractional Shares, cash from the applicable Fund’s Eligible Assets in an amount equal to the value of the fractional Shares will be distributed rather than such fractional Shares.

(e) For any single Distribution Date associated with a Regular Distribution or Special Distribution the relationship between Class Value per Share and distribution entitlement for the Up Shares of a Fund and such Fund’s Underlying Index will be the Up Share Index Factor and, in the case of the AccuShares Spot CBOE VIX Fund, the VIX Fund Daily Amount. Similarly, for any single Distribution Date associated with a Regular Distribution or Special Distribution, the relationship between Class Value per Share and distribution entitlement for the Down Shares of a Fund and such Fund’s Underlying Index will be the Down Share Index Factor and, in the case of the AccuShares Spot CBOE VIX Fund, the VIX Fund Daily Amount. The Down Share Index Factor will equal negative one (-1) times the Up Share Index Factor.

(f) The Sponsor will determine, or cause the Custodian to determine, the Net Investment Income for each Class of each Initial Fund. Any unpaid amounts of any such Class’ Management Fee and any extraordinary fees and expenses or taxes attributable to such Class pursuant to Section 5.3(a) hereof that would otherwise accrue on a day that is not a Business Day shall be accrued at the end of the immediately preceding Business Day.

Section 4.9. Regular Distributions & Net Income Distributions.

(a) Each Initial Fund will effect (i) a distribution on its Up Shares when the Class Value per Share of its Up Shares (after adjusting for any Net Income Distribution for such Shares) is greater than the Class Value per Share of its Down Shares (after adjusting for any Net Income Distribution for such Shares), and (ii) a distribution on its Down Shares when the Class Value per Share of its Down Shares (after adjusting for any Net Income Distribution for such Shares) is greater than the Class Value per Share its Up Shares (after adjusting for any Net Income Distribution for such Shares) as of the following Regular Distribution Dates (each such distribution, a “Regular Distribution”):

Initial Fund	Frequency of Cash and Regular Distributions	Cash and Regular Distribution Dates*
AccuShares S&P GSCI Spot Fund	Quarterly	March 15, June 15, September 15 and December 15
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	Quarterly	March 15, June 15, September 15 and December 15
AccuShares S&P GSCI Industrial Metals Spot Fund	Quarterly	March 15, June 15, September 15 and December 15
AccuShares S&P GSCI Crude Oil Spot Fund	Quarterly	March 15, June 15, September 15 and December 15
AccuShares S&P GSCI Brent Oil Spot Fund	Quarterly	March 15, June 15, September 15 and December 15
AccuShares S&P GSCI Natural Gas Spot Fund	Monthly	15th day of each calendar month
AccuShares Spot CBOE VIX Fund	Monthly	15th day of each calendar month
* Adjusted to the next following Business Day if the scheduled Distribution Date is not a Business Day.

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(b) Each Initial Fund will reset its Share Index Factors in accordance with Section 4.7(b) hereof upon the occurrence of a Regular Distribution with respect to any Class of such Fund.

(c) If any Class of an Initial Fund has positive accrued Net Investment Income per Share on a Regular Distribution Date, such Fund shall make a cash distribution to the Shareholders of such Class in an amount per Share equal to the accrued Net Investment Income per Share of such Class (a “Net Income Distribution”).

Section 4.10. Special Distributions & Net Income Distributions.

(a) Each Initial Fund will effect a distribution on its Up Shares when the level of its Underlying Index has increased, and a distribution on its Down Shares when the level of its Underlying Index has decreased, between Regular Distribution Dates where the closing index level of such Underlying Index on any Business Day has changed since the Prior Distribution Date by an amount exceeding 75% (each such distribution, a “Special Distribution”).

(b) Each Initial Fund will reset its Share Index Factors in accordance with Section 4.7(b) hereof upon the occurrence of a Special Distribution with respect to any Class of such Fund.

(c) If any Class of an Initial Fund has positive accrued Net Investment Income per Share on a Special Distribution Date, such Fund shall make a Net Income Distribution to the Shareholders of such Class in an amount per Share equal to the accrued Net Investment Income per Share of such Class.

Section 4.11. Corrective Distributions. The Sponsor shall continuously measure for any material deviation between the Class Value per Share of each Class of each Initial Fund and the Closing Trading Prices of such Class’ Shares where the Closing Trading Prices are based on one or more trades occurring within the last 30 minutes of trading. Following the later to occur of (1) the expiration of 90 calendar days following the inception of an Initial Fund’s operations and (2) the commencement of such Fund’s third Measuring Period, if the Closing Trading Prices of the Shares of any Class of such Fund deviate in the amount set forth in the table below from their Class Value per Share for the period of time set forth in the table below, such Fund shall distribute to each of its Shareholders (x) a number of its Down Shares equal to the number of its Up Shares held by such Shareholder (including those to be distributed on such Distribution Date for the related Regular Distribution or Special Distribution) and (y) a number of its Up Shares equal to the number of its Down Shares held by such Shareholder (including those to be distributed on such Distribution Date for the related Regular Distribution or Special Distribution) (a “Corrective Distribution”). Corrective Distributions will be made on the next scheduled Regular Distribution Date or Special Distribution Date, in addition to the Regular Distribution or Special Distribution. If the Closing Trading Price for a Share of a Fund on any Business Day is not based on one or more trades occurring on the Exchange during the last 30 minutes of that day, the Closing Trading Price for that day will be deemed not to have deviated from such Share’s Class Value per Share on that day for the purposes of measuring for a Corrective Distribution.

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Initial Fund	Closing Trading Price Deviation from Class Value per Share of Any Fund Class	Duration of Deviation(1)
AccuShares S&P GSCI Spot Fund	5.0%	3 business days
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	5.0%	3 business days
AccuShares S&P GSCI Industrial Metals Spot Fund	5.0%	3 business days
AccuShares S&P GSCI Crude Oil Spot Fund	5.0%	3 business days
AccuShares S&P GSCI Brent Oil Spot Fund	5.0%	3 business days
AccuShares S&P GSCI Natural Gas Spot Fund	7.5%	3 business days
AccuShares Spot CBOE VIX Fund	10.0%	3 business days
(1) Days must be consecutive.

Section 4.12. Share Splits. The Sponsor may, in its sole and absolute discretion, cause any Initial Fund to declare a forward share split or a reverse share split with respect to its Up Shares or Down Shares, and in the event of any such forward share split or reverse share split the Class Value per Share of such Class shall be adjusted accordingly. In the event of a forward or reverse share split with respect to any Class of a Fund’s Shares, the Sponsor may adjust such Fund’s Share Index Factors and, in the case of the AccuShares Spot CBOE VIX Fund, the Daily Amount as it determines necessary or advisable, in its sole and absolute discretion, to maintain continuity in tracking such Fund’s Underlying Index.

Section 4.13. Redemption Distribution. The Redemption Distribution with respect to each Initial Fund shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Units set forth in the relevant Redemption Order by (ii) the Value per Creation Unit of such Fund as of the time of the calculation of such Fund’s Class Values on the Redemption Order Date.

Section 4.14. Restriction on Distributions. Other than Regular Distributions, Special Distributions, Corrective Distributions, Net Income Distributions, Redemption Distributions and distributions made pursuant to Section 9.7 hereof, none of the Initial Funds shall make any distributions.

Section 4.15. Creation Units. Creation Units with respect to each Initial Fund shall be comprised of 25,000 Up Shares of such Fund and 25,000 Down Shares of such Fund.

Section 4.16. Eligible Assets of the Initial Funds.

(a) The assets of each Initial Fund shall consist solely of cash, and the Treasuries in which such Fund will invest its cash from time to time as determined by the Investment Advisor pursuant to the terms of, and in accordance with, the Investment Advisory Agreement and this Trust Agreement (such cash and Treasuries, the “Eligible Assets”). Each Initial Fund shall have an investment goal to invest its assets so as to preserve capital while, at the same time, earning an investment return that is consistent with such preservation of capital.

(b) Any date on which there is cash on deposit in an Initial Fund’s custody account that is not needed to effect Fund Share redemptions based on the Redemption Orders submitted by Authorized Participants or payment of Fund expenses, Net Income Distributions and other distributions to be made in cash, as determined by the Sponsor, all such cash will be invested in accordance with the Investment Advisory Agreement and this Trust Agreement, in either:

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(i) U.S. Treasury Securities, which qualify as “Eligible Treasuries” because they have residual maturities less than or equal to 90 calendar days, or

(ii) agreements for the sale and repurchase of, and collateralized by, U.S. Treasury Securities, which qualify as “Eligible Repos,” because (1) they are entered into with a seller that is a bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the Investment Advisor, (2) they terminate the Business Day following their execution, (3) they are denominated in U.S. dollars, and (4) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the Eligible Repo (less transaction costs, including loss of interest, that the Fund reasonably could expect to incur if the seller were to default) is, and during the entire term of the Eligible Repo remains, at least equal to the resale price payable by the seller under the Eligible Repo, (B) title to the underlying collateral assets passes to the Fund or, if the asset transfer is recharacterized as a secured loan, the Fund will have a perfected first priority security interest in the assets securing the seller’s obligations, (C) such assets are held by a custodian bank for the benefit of the Fund during the term of the Eligible Repo, (D) such assets consist entirely of U.S. Treasury Securities, and (E) upon the insolvency of the seller, the Eligible Repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors’ rights against the seller.

Cash will be held as bank deposits at a bank having a short-term rating of at least A1/P1, or in such other manner as the Sponsor shall determine in its sole and absolute discretion.

(c) The principal terms of the Eligible Repos will be set forth in a Global Master Repurchase Agreement prepared and updated from time to time by The Bond Market Association (the “Master Agreement”), and tri-party account control agreements, as approved by the Sponsor on behalf of each Initial Fund. The Master Agreement will be supplemented by an electronic or written confirmation setting forth the pricing terms for each Eligible Repo which will be negotiated on behalf of the Initial Funds by the Investment Advisor.

(d) Each Initial Fund shall not hold on any Business Day Eligible Repos the aggregate principal amount of which is in excess of 40% of the value of its Eligible Assets on such Business Day.

(e) Pursuant to the terms of, and in accordance with, the Investment Advisory Agreement, the Investment Advisor shall select Treasuries for acquisition by an Initial Fund in accordance with the following acquisition guidelines:

(i) dealers from whom the Fund will purchase Eligible Treasuries will be selected based on best execution;

(ii) counterparties with whom the Fund will enter into Eligible Repos will be selected based on best execution;

(iii) no Eligible Repo may be entered into with, and no Eligible Treasury may be purchased from, (A) any Person who is an Affiliated Person (as defined in Section 2(a)(3)

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of the Investment Company Act of 1940) with respect to any of an Initial Fund, the Trust, the Trustee, the Sponsor or the Investment Advisor, or (B) any Person unless the quote from such Person is the best available yield given the size of the transaction; and

(iv) Eligible Repos will be acquired in accordance with Section 4.16(d) hereof.

Section 4.17. Voting. The Sponsor hereby establishes pursuant to Section 7.4(b) hereof that, with respect to the Initial Funds, each Share shall be entitled to one vote as to any matter on which it is entitled to vote. Shares may be voted in person or by proxy or in any manner determined by the Sponsor in its sole and absolute discretion.

ARTICLE V
THE SPONSOR

Section 5.1. Management of the Trust. Pursuant to sections 3806(a) and 3806(b)(7) of the DSTA, the business and affairs of the Trust and each Fund shall be managed by the Sponsor in lieu of the Trustee with such powers of delegation as may be permitted by applicable law. The Sponsor shall have power to conduct the business of the Trust and each Fund and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the U.S., in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the U.S., and in any foreign jurisdiction, and to do all such other things and execute all such instruments as it deems necessary, proper or desirable in order to promote the interests of the Trust and the Funds although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or a Fund made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor. The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power. The powers of the Sponsor may be exercised without order of or resort to any court.

Section 5.2. Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law (statutory or common) or other provisions of this Trust Agreement, the Sponsor shall have and may exercise on behalf of the Trust and each Fund, all rights and powers necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust and each Fund, which shall include, without limitation, the right and power:

(a) to enter into, execute, deliver and maintain, and to cause the Trust, for itself or on behalf of the Funds, to perform its obligations under, contracts, agreements and any or all other documents and instruments, including any contract, agreement or other instrument with the Sponsor or any of its Affiliates, and to do and perform all such things as may be in furtherance of Trust and Fund purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust and Fund activities;

(b) to establish, maintain, deposit into, sign checks from and/or otherwise draw upon accounts on behalf of the Trust or the Funds with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in

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furtherance of its purposes; any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) to deposit, withdraw, pay, retain and distribute each Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) to supervise the preparation and filing of Registration Statements, Prospectuses and any supplements or amendments thereto;

(e) to pay or authorize the payment of distributions to the Shareholders and expenses of the Trust and each Fund;

(f) to prepare, execute and file any tax returns of the Trust or any Fund, and to make any elections on behalf of the Trust or any Fund under the Code, or any other applicable tax law, as the Sponsor shall determine in its sole and absolute discretion to be in the best interests of the Trust or any Fund;

(g) in the sole and absolute discretion of the Sponsor, to appoint and designate an Affiliate or Affiliates of the Sponsor as additional Sponsors as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust pursuant to a written instrument delegating such rights, powers, duties and obligations to such additional Sponsor(s) as the then-existing Sponsor(s) deems necessary or appropriate, a copy of which instrument shall be delivered to the Trustee;

(h) to make any necessary determination or decision in connection with the preparation of each Fund’s financial statements and amendments thereto, and any Prospectus;

(i) to prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder;

(j) to execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(k) to appoint and remove independent public accountants to audit the accounts of the Trust;

(l) to employ attorneys to represent the Trust;

(m) to adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

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(n) for each Fund, to enter into an Authorized Participant Agreement with each Authorized Participant for the Trust on behalf of such Fund and discharge the duties and responsibilities of the Fund thereunder;

(o) for each Fund, to receive directly, or indirectly through the Transfer Agent or another Person, on behalf of such Fund, Purchase Orders and process or cause the Transfer Agent to process properly submitted Purchase Orders;

(p) for each Fund, in connection with Purchase Orders, to receive directly, or indirectly through the Custodian or the Transfer Agent or another Person, on behalf of such Fund, cash or other consideration from Authorized Participants and thereupon issue or cause to be issued to a purchasing Authorized Participant through the Depository the Shares of such Fund to be purchased in connection with the Purchase Order;

(q) for each Fund, to receive directly, or indirectly through the Transfer Agent or another Person, on behalf of such Fund, Redemption Orders from Authorized Participants and to process or cause the Transfer Agent to process properly submitted Redemption Orders;

(r) for each Fund, to receive directly, or indirectly through the Transfer Agent or another Person, on behalf of such Fund, the Shares subject to a Redemption Order from a redeeming Authorized Participant through the Depository, and thereupon to cancel or cause to be cancelled the Shares so redeemed in connection with such Redemption Order;

(s) to cause the Trust on behalf of each Fund to enter into one or more asset custodial agreements and collateral maintenance or management agreements on terms and conditions acceptable to the Sponsor;

(t) to cause the Trust to borrow funds and to mortgage and pledge the assets of the Trust or any Fund or any part thereof to secure obligations arising in connection with such borrowing;

(u) to cause the Trust to endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge Trust or Fund property or any part thereof to secure any of or all such obligations;

(v) to cause the Trust to purchase and pay for entirely out of Trust or Fund property such insurance as the Sponsor may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustee, Sponsor, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any Person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability;

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(w) to authorize the Trust, for itself or any Fund, to enter into one or more administration, transfer agency and accounting agreements and agreements for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Sponsor, including but not limited to agreements with legal counsel and an independent registered public accounting firm;

(x) to perform, or delegate to another Person the performance of, any other service or services as the Sponsor believes that the Trust or any Fund may require from time to time;

(y) to interact with the Depository as required;

(z) to enter into and perform, or cause the performance of, the Sponsor Agreement on terms and conditions acceptable to the Sponsor;

(aa) to prosecute, defend, settle or compromise actions or claims at law (statutory or common) or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, and next, out of the Funds’ assets as set forth in Section 3.6 hereof;

(bb) to delegate those of its duties hereunder as it shall determine in its sole and absolute discretion from time to time to one or more officers of the Trust, the Administrator, the Custodian, the Transfer Agent, the Investment Advisor or other Persons; and

(cc) in general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust or the applicable Fund, and not an action in an individual capacity.

Section 5.3. Expenses of the Trust.

(a) Unless otherwise assumed by the Sponsor, the Sponsor is authorized to pay or cause to be paid out of the Trust Estate of a Fund any fees and expenses of the Fund that are extraordinary or non-recurring in nature, including (without limitation) legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses, and any taxes for which the Fund is liable in accordance with the treatment of each Fund as a corporation for income tax purposes pursuant to Section 1.6 hereof. Extraordinary fees and expenses affecting the Trust as a whole will be prorated to each Fund according to the respective aggregate Class Values of the Funds. The Sponsor may, in its sole and absolute discretion, allocate a Fund’s

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extraordinary fees and expenses to each of such Fund’s Classes in proportion to the Class Value of such Class.

(b) The Sponsor shall be responsible for, and shall pay, all organizational and offering expenses of the Trust and each Fund, and the routine operational, administrative, and other ordinary expenses of the Trust and each Fund, including (without limitation) fees for the Trustee’s ordinary services and reimbursement of its out-of-pocket expenses as provided in Section 2.3 hereof, the fees and expenses reimbursable to the Transfer Agent, the Custodian, the Administrator, the Investment Advisor, the Index Provider, any marketing agent engaged by the Sponsor on behalf of the Trust or any Fund, and all other service providers of the Trust or any Fund, listing fees of the Exchange, registration fees charged by the SEC and other regulatory and self-regulatory organizations, printing, mailing and duplicating costs, audit fees and expenses and legal fees and expenses.

Section 5.4. Liability of Sponsor Indemnified Parties. Subject to Section 5.5 hereof, a Sponsor Indemnified Party shall have no liability to the Trust or to any Shareholder, Authorized Participant or to any other Sponsor Indemnified Party for any loss suffered by the Trust that arises out of any action or inaction of such Sponsor Indemnified Party if such Sponsor Indemnified Party, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence, bad faith or willful misconduct of such Sponsor Indemnified Party. Subject to the foregoing, no Sponsor Indemnified Party shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder, Authorized Participant or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Trust without any rights of contribution from any Sponsor Indemnified Party. A Sponsor Indemnified Party shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor pursuant to Section 5.7 hereof; provided, however, that in the case of the Sponsor the foregoing shall only apply if the Sponsor made such selection with reasonable care.

Section 5.5. Conflicts of Interest.

(a) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder, Authorized Participant or other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder, any Authorized Participant or any other Person;

the Sponsor shall resolve such conflict of interest, take such action or provide such terms as it shall determine, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor,

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the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty, obligation or responsibility of the Sponsor at law (statutory or common) or in equity or otherwise.

(b) Notwithstanding any other provision of this Trust Agreement or of applicable law (statutory or common), whenever in this Trust Agreement the Sponsor is permitted or required to make a decision:

(i) in its “discretion” or under a grant of similar authority, the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law (statutory or common), shall have no duty, obligation or responsibility to give any consideration to any interest of or factors affecting the Trust, any Shareholder, any Authorized Participant or any other Person; or

(ii) in its “good faith” or under another express standard, the Sponsor shall act under such express standard and shall not be subject to any other or different standard.

(c) Each Sponsor Indemnified Party may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders or the Authorized Participants for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder or Authorized Participant shall have any rights, powers, duties, obligations, liabilities or responsibilities by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders, the Authorized Participants or any Affiliate thereof.

(d) Each Sponsor Indemnified Party may, without limitation, but shall not be required to, own Shares of any Fund.

Section 5.6. Obligations of the Sponsor.

(a) The Sponsor does not assume any duty, obligation or responsibility nor shall it be subject to any liability under this Trust Agreement to any Shareholder or Authorized Participant (including liability with respect to the value of any Trust Estate), except that it agrees to perform its duties, obligations and responsibilities specifically set forth in this Trust Agreement without gross negligence, bad faith or willful misconduct.

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(b) The Sponsor shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any portion of the Trust Estate or in respect of the Shares on behalf of a Shareholder, Authorized Participant or other Person.

(c) The Sponsor shall not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any Shareholder or any other Person believed by it in good faith to be competent to give such advice or information.

(d) The Sponsor shall not be liable for any acts or omissions made by a successor sponsor, whether in connection with a previous act or omission of the Sponsor or in connection with any matter arising wholly after the resignation of the Sponsor; provided that in connection with the issue out of which such potential liability arises the Sponsor performed its duties, obligations and responsibilities without gross negligence, bad faith or willful misconduct while it acted as sponsor.

(e) The Sponsor shall have no obligation to comply with any direction or instruction from any Shareholder or Authorized Participant regarding Shares except to the extent specifically provided in this Trust Agreement.

Section 5.7. Delegation of Obligations of the Sponsor. The Sponsor may at any time delegate all or a portion of its duties, obligations and responsibilities under this Trust Agreement to another Person, including the Administrator, without the consent of the Trustee or any Shareholder. The Sponsor may terminate the delegation to such other Person at any time and is not required to appoint a replacement therefor.

Section 5.8. Compensation to the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth in the Sponsor Agreement.

Section 5.9. Indemnification of Sponsor.

(a) The Trust (or, in furtherance of Sections 3.5 and 3.6 hereof, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated hereby shall be consummated, shall assume liability for, and shall, solely from the applicable Trust Estate or Trust Estates as set forth in Sections 3.5 and 3.6 hereof, indemnify, protect, save and keep harmless, the Sponsor (in its capacity as sponsor and individually) and its Affiliates and their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Indemnified Parties”) from and against any and all Expenses which may be imposed on, incurred by or asserted against the Sponsor Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of this Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Sponsor hereunder or thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Sponsor Indemnified Party. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds as set forth in Section 3.6 hereof. The indemnities contained in this Section 5.9 shall survive the

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termination of this Trust Agreement, the resignation of the Sponsor, the dissolution or other cessation to exist of the Sponsor Indemnified Party, the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Sponsor Indemnified Party.

(b) Notwithstanding the provisions of Section 5.9(a) hereof, the Sponsor Indemnified Parties and any Person acting as broker-dealer for the Trust or any Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) The term “Sponsor Indemnified Party” as used only in this Section 5.9 shall include, in addition to the Sponsor, any other Person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(e) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any Expenses as a result of or in connection with any Shareholder’s (or assignee’s) duties, obligations, liabilities or responsibilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such Expenses incurred, including accountants’ fees.

(f) The payment of any amount pursuant to this Section 5.9 shall be subject to Section 3.6 hereof with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

(g) Expenses so incurred by any such Sponsor Indemnified Party (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Sponsor Indemnified Party to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such Expenses is not authorized under this Section 5.9.

Section 5.10. Other Contractual Rights. Nothing contained in Section 5.9 hereof shall affect any right to indemnification to which any Person may be separately entitled by contract or otherwise.

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ARTICLE VI
TRANSFERS OF SHARES

Section 6.1. General Prohibition. A Shareholder may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Shares or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor.

Section 6.2. Transfer of Shares. Beneficial Owners that are not DTC Participants may transfer Shares by instructing the DTC Participant or Indirect DTC Participant holding the Shares for such Beneficial Owner in accordance with the rules of such DTC Participant or Indirect DTC Participant and standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VII
SHAREHOLDERS

Section 7.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Shareholders shall not participate in the management or control of the Trust’s or the applicable Fund’s business nor shall they transact any business for the Trust or any Fund or have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 7.3 hereof, no Shareholder shall be bound by, or be personally liable for, the Expenses of the Trust or any Fund in excess of the Class Value per Share attributable to such Shareholder’s Shares. Except as provided in Section 7.3 hereof, each Share owned by a Shareholder shall be fully paid and no assessment shall be made against any Shareholder. No salary shall be paid to any Shareholder in his capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on any contribution. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Beneficial Owner shall be deemed to be a registered Shareholder and beneficiary of the applicable Fund and vested with undivided beneficial interest in such Fund to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.4 hereof.

Section 7.2. Rights and Duties. The Shareholders shall have the following rights, powers, duties, obligations, liabilities and responsibilities:

(a) The Shareholders shall have the right to obtain from the Sponsor information regarding all things affecting the Trust or the applicable Fund, provided that such is for a purpose reasonably related to the Shareholder’s interest as a Beneficial Owner, including, without limitation, the list of Authorized Participants contemplated by Section 8.2 hereof. Except as otherwise required by law, the Shareholders, however, shall not have any right to obtain any tax return filed by, or with respect to, the Trust or any Fund.

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(b) The Shareholders shall receive the share of the distributions provided for in this Trust Agreement and any applicable Series Supplement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Shareholders’ redemption rights set forth in Article IX hereof, Shareholders shall have the right to demand redemption of their Shares only upon the dissolution and winding up of the applicable Fund or the Trust. In no event shall a Shareholder be entitled to demand or receive property other than cash in connection therewith. Except as otherwise provided by the Formation Instrument with respect to a Fund, no Shareholder shall have priority over any other Shareholder either as to the return of capital or as to profits, losses or distributions. No Shareholder shall have the right to bring an action for partition against the Trust or a Fund.

(d) Except as required under applicable U.S. federal law or under the rules or regulations of the Exchange, the Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or a Fund or transfers to or domestication in any jurisdiction by the Trust or any other matters for which under the DSTA voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole and absolute discretion. To the extent that U.S. federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

(e) No action may be brought by a Shareholder on behalf of the Trust or any Fund unless Shareholders owning no less than a majority of the then outstanding Shares of the applicable Fund or Funds, join in the bringing of such action. A Shareholder of Shares of a particular Fund shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Fund, or on behalf of the Shareholders of any other Fund.

(f) Except as set forth above, the Shareholders shall have no voting or other rights or powers with respect to the Trust or any Fund.

Section 7.3. Limitation on Shareholder Liability.

(a) Except as provided in Section 5.9(e) hereof, and as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of, the Trust or the applicable Fund in excess of the Class Value per Share attributable to such Shareholder’s Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

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(b) The Trust or the applicable Fund shall indemnify to the full extent permitted by applicable law (statutory or common) and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate or Trust Estates, each Shareholder against any claims of liability asserted against such Shareholder solely because he is a beneficial owner of one or more Shares as a Shareholder (other than for taxes for which such Shareholder is liable in accordance with the treatment of each Fund as a corporation for income tax purposes pursuant to Section 1.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 7.3 shall diminish the limitation on the liability of the Trust and each Fund to the extent set forth in Sections 3.5 and 3.6 hereof.

Section 7.4. Voting Power and Meetings.

(a) Meetings of the Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or by this Trust Agreement. Except as required by applicable law or as provided for herein, there shall be no annual or regular Shareholders’ meetings.

(b) On each matter, if any, submitted to a vote of Shareholders, unless the Sponsor determines otherwise in its sole and absolute discretion, Shares of each Class shall vote as a separate class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Class is required by mandatory provisions of applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (ii) unless the Sponsor determines in its sole and absolute discretion that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the Shares of all such affected Classes shall vote together as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote. As determined by the Sponsor, in its sole and absolute discretion, without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders either (i) each Share of a Class shall be entitled to one vote as to any matter on which it is entitled to vote or (ii) each dollar of Class Value shall be entitled to one vote on any matter on which such Shares are entitled to vote.

(c) A meeting of Shareholders shall be held at any place designated by the Sponsor.

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Section 7.5. Notice of Shareholders’ Meeting.

(a) All notices of meetings of Shareholders shall be sent or otherwise given to each Shareholder of record not less than seven (7) nor more than one hundred and twenty (120) days before the date of the meeting in the manner determined by the Sponsor in its sole and absolute discretion. The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the general nature of the business to be transacted.

(b) Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the Sponsor or by the vote of a majority of the Shares of the Fund or Funds, as the case may be, represented at that meeting, either in person or by proxy. When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Sponsor shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 7.6. Voting Procedure. The Trust shall be authorized to solicit, and a Shareholder shall be entitled to submit, a proxy ballot containing the voting instructions of such Shareholder, in person, or by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media, provided however, that the Sponsor may limit or delineate the types of media and methods by which a Shareholder may submit voting instructions. On any matter any Shareholder may vote part of its Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Section 7.7. Quorum and Required Vote.

(a) Except when a larger quorum is required by mandatory provisions of applicable law or by this Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Classes is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33 1/3%) of the Shares of each such Class or Classes entitled to vote shall constitute a quorum at a Shareholder’s meeting of that Class or those Classes. Any meeting of Shareholders may be adjourned consistent with the provisions of Section 7.5(b) hereof, whether or not a quorum is present. When a quorum is present at any meeting, a majority of the Shares represented at the meeting shall decide any questions except when a different vote is required by any provision of this Trust Agreement or by applicable law.

(b) Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement or U.S. federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Classes entitled to vote separately on the matter consent to the action in writing or by electronic means

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(such as via telephone or the internet) and such written consent or a record of such electronic consent is filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.8. Record Dates. For the purpose of determining the Shareholders of any Class who are entitled to vote or act at any meeting or any adjournment thereof, the Sponsor may from time to time fix a date, which shall be not more than one-hundred and twenty (120) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust or the Depository after the record date. For the purpose of determining the Shareholders of any Class who are entitled to receive payment of any dividend or of any other distribution, the Sponsor may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class having the right to receive such dividend or distribution. Without fixing a record date the Sponsor may for voting and/or distribution purposes close the register or transfer books for one or more Funds for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section 7.8 shall be construed as precluding the Sponsor from setting different record dates for different Classes.

Section 7.9. Waiver of Notice by Consent of Absent Shareholders. Any Shareholder may waive notice, which waiver may be submitted by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media. The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a Person at a meeting shall also constitute a waiver of notice of that meeting, except when the Person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 7.10. Proxies. Every Person entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written or electronic proxy authorized by the Person and filed with the Sponsor. A proxy shall be deemed authorized if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telephonic or internet transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly authorized proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the Person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

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ARTICLE VIII
RECORDS AND REPORTS

Section 8.1. Maintenance of Share Register. The Trust shall keep at its principal office or at the office of the Transfer Agent, if appointed and as determined by the Sponsor in its sole and absolute discretion, a record of its registered Shareholders, containing the name and address of each registered Shareholder and the number and Classes of Shares held by such Shareholder.

Section 8.2. Maintenance of Other Records. The accounting books and records and minutes of proceedings of the Shareholders and the Sponsor, as well as a list of all Authorized Participants, which shall be maintained by the Sponsor, shall be kept at such place or places designated by the Sponsor or, in the absence of such designation, at the principal office of the Trust. The minutes and list of Authorized Participants shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

ARTICLE IX
REDEMPTIONS

Section 9.1. General. The procedures specified in the applicable Authorized Participant Agreement for each Fund will govern the Trust with respect to the redemption of Redemption Units.

Section 9.2. Redemption Orders. On any Business Day, an Authorized Participant with respect to which an Authorized Participant Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 8.2 hereof) may redeem one or more Redemption Units of a Fund standing to the credit of the Authorized Participant on the records of the Depository by delivering a request for redemption to the Transfer Agent or, if no Transfer Agent has been appointed with respect to such Fund, the Sponsor (such request, a “Redemption Order”) in the manner specified in the procedures specified in the Authorized Participant Agreement.

Section 9.3. Suspension and Rejection of Redemption Orders. For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to suspend the right to redeem any Redemption Unit, or postpone any Redemption Order settlement date: (i) for any period during which the Exchange is closed or when trading is suspended or restricted on the Exchange; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Redemption Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines in its sole and absolute discretion to be necessary for the protection of the Shareholders of any Fund. The Sponsor, the Trustee, the Custodian, the Administrator and the Transfer Agent shall not be liable to any Person by reason of the suspension of the right to redeem Redemption Units or the postponement of any settlement date of any Redemption Order in the circumstances listed in clauses (i) through (iii) in the preceding sentence. For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to reject any Redemption Order: (i) determined by the Sponsor in its sole and absolute discretion not to be in proper form; (ii) that the Sponsor has determined in its sole and absolute discretion would have adverse consequences to any Fund or any Shareholders; (iii) the acceptance or receipt of which would, in

46

the opinion of counsel to the Sponsor, be unlawful; or (iv) if circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process Redemption Orders for Redemption Units. The Sponsor, the Trustee, the Custodian, the Administrator and the Transfer Agent shall not be liable to any Person by reason of the rejection of any Redemption Order in the circumstances listed in clauses (i) through (iv) in the preceding sentence.

Section 9.4. Redemption Transaction Fees. For each Fund, non-refundable transaction fees will be payable by an Authorized Participant to the Fund’s Custodian in connection with each Redemption Order pursuant to this Article IX (each, a “Redemption Transaction Fee”). The Redemption Transaction Fees charged in connection with each such redemption shall be as set forth in the applicable Authorized Participant Agreement for such Fund. The Redemption Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify the Depository of any agreement to change the Redemption Transaction Fee and shall not implement any increase for such period of time after that notice as is specified in the Authorized Participant Agreements for an amendment to any such agreement to become effective following notice thereof to an Authorized Participant. Pursuant to the applicable Authorized Participant Agreement, the Sponsor, in its sole and absolute discretion, may require additional payments in connection with any Redemption Order. Any Redemption Transaction Fees received in connection with any Redemption Order for a Fund shall not be considered received by the Fund or to be a part of such Fund’s Trust Estate (and such Fund shall have no rights to such Redemption Transaction Fees) and may, among other things, be applied by the Sponsor to defray expenses incurred by the Fund’s service providers in processing such transactions and the SEC registration fee expense borne directly by the Sponsor on behalf of the Trust and its Funds.

Section 9.5. Cancellation of Redemption Units. Redemption Units effectively redeemed pursuant to the provisions of this Article IX shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures.

Section 9.6. Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Baskets of Shares in lot sizes smaller than the Redemption Unit and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in this Article IX.

Section 9.7. Mandatory Redemption by the Trust. The Sponsor, upon the dissolution of the Trust or any Fund pursuant to Sections 11.3 or 12.2 hereof, shall cause the Trust, on behalf of the applicable Fund, to redeem all of the Shares of any dissolving Fund at a redemption price equal to the Redemption Distribution that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 9.2 hereof, and upon such conditions and under such procedures as may from time to time be determined by the Sponsor in its sole and absolute discretion. Upon redemption of Shares pursuant to this Section 9.7, the Trust, on behalf of the applicable Fund, shall promptly cause payment of the full redemption price to be made to each Shareholder of Shares so redeemed.

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ARTICLE X
SERVICE PROVIDERS

Section 10.1. Engagement of a Custodian; Other Arrangements.

(a) The Sponsor may enter into written contracts for the placement and maintenance of all funds, securities and similar investments of a Fund with a custodian (the “Custodian”), and such contracts may provide for the provision by the Custodian of accounting services to the Trust or any Fund, including the calculation of any Fund’s Class Values and Class Values per Share each Business Day. Any such Custodian shall be a bank or trust company having an aggregate capital, surplus, and undivided profits of at least $1,000,000. Upon termination of a custody agreement or inability of a Fund’s Custodian to continue to serve, the Sponsor may, in its sole and absolute discretion, appoint a successor custodian for such Fund.

(b) The Sponsor may make such other arrangements for the custody of the Trust’s assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

Section 10.2. Engagement of an Administrator. The Sponsor may enter into written contracts with an administrator (the “Administrator”) for the provision of administrative services to the Trust or any Fund.

Section 10.3. Engagement of a Transfer Agent. The Sponsor may enter into written contracts with a transfer agent or registrar (the “Transfer Agent”) for the provision of transfer agent services with respect to the creation and redemption of Baskets and “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) services, if necessary to a Fund’s operation, with respect to the receipt, processing and settlement of Purchase Orders and Redemption Orders from Authorized Participants.

Section 10.4. Engagement of an Investment Advisor. The Sponsor may enter into written contracts with an investment advisor (the “Investment Advisor”) for the provision of investment advisory services and other services to the Trust or any Fund for the investment of each Fund’s cash in Treasuries in accordance with this Trust Agreement. The Investment Advisor may be the Trustee, the Sponsor or another Person selected by the Sponsor. The Investment Advisor to the Initial Funds will be Wilmington Trust, N.A. until another Person is selected by the Sponsor.

ARTICLE XI
EARLY TERMINATION

Section 11.1. Termination Triggers. The Trust or any Fund shall terminate if any one of the following events (each, a “Termination Trigger”) occurs with respect to the Trust or such Fund:

(a) the Trust or such Fund becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

(b) the Trust or such Fund becomes a commodities pool that is regulated under the CEA; and

48

(c) a decree or order is entered by a court having competent jurisdiction adjudging the Trust or such Fund to be bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Trust or such Fund under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of the Trust or such Fund or of any substantial part of the property of the Trust or such Fund, or ordering the winding up or liquidation of the affairs of the Trust or such Fund, or, in a court having jurisdiction, the Trust or such Fund commences a voluntary case or proceeding under the Bankruptcy Code or any other applicable law, or an involuntary case or proceeding is commenced against the Trust or such Fund, seeking any of the foregoing and such case or proceeding continues undismissed or unstayed and in effect for a period of 90 consecutive days.

Section 11.2. Notice. The Sponsor will be responsible for notifying the Trustee of the occurrence of the Termination Triggers described in clauses (a) and (b) of Section 11.1 hereof. Upon obtaining actual knowledge of the occurrence of any of the Termination Triggers described in clause (c) of Section 11.1 hereof, the Trustee shall notify the Sponsor of such occurrence; provided, that the Trustee shall have no affirmative duty to investigate or conduct due diligence with respect to the occurrence or status of such Termination Trigger to the extent that such investigation or due diligence would require the Trustee to assume any duties, obligations, liabilities or responsibilities above and beyond those duties, obligations, liabilities or responsibilities which are specifically assigned to it under this Trust Agreement. The Sponsor will give, or cause to be given, prompt notice of the occurrence of any Termination Trigger of which it has knowledge or of which it has been informed to the registered Shareholders of, and any Administrator, Custodian, Transfer Agent or Investment Advisor that has been engaged with respect to, the terminating Trust or Fund.

Section 11.3. Termination. Upon the occurrence of any Termination Trigger with respect to the Trust or any Fund, the terminating Trust or Fund shall dissolve, the business and affairs of the terminating Trust or Fund shall be wound up in accordance with Section 12.2(b) hereof and the terminating Trust or Fund shall thereafter be terminated in accordance with Section 12.2(c) hereof.

ARTICLE XII
MISCELLANEOUS

Section 12.1. Non Petition Covenant; No Proceedings.

(a) Notwithstanding any prior termination of this Trust Agreement, the Trustee and the Sponsor shall not, prior to the date which is one year and one day after the termination of this Trust Agreement, acquiesce in, petition for or otherwise invoke or cause the Trust or any Fund to invoke the process of any federal, state, local or foreign court or arbitrator or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body for the purpose of (x) commencing or sustaining a case against the Trust or such Fund under any federal or state bankruptcy, insolvency or similar law, (y) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or such Fund or any substantial part of their respective property or (z) ordering the winding up or liquidation of the affairs of the Trust or such Fund.

49

(b) Each of the Trustee, the Sponsor and each Shareholder, by acceptance of its Shares, hereby agrees that it will not institute against a Shareholder, or join any other Person in instituting against a Shareholder, on account of its ownership of a Share or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshaling of assets or any similar proceeding so long as there has not elapsed one year plus one day since the last day on which any Shares of any Fund shall have been issued and outstanding.

Section 12.2. Discretionary Termination of Trust or Funds.

(a) Unless terminated as provided herein, the Trust, and any Fund, shall continue without limitation of time. The Trust or any Fund may be dissolved at any time and for any reason, or no reason at all, by the Sponsor. The Sponsor shall set a date on which the Trust, or any Fund, shall dissolve and deliver, or cause to be delivered, notice of that dissolution to the affected Shareholders. The Shareholders shall have no rights to terminate or revoke the Trust or any Fund.

(b) On or after dissolution of the Trust or any Fund, after paying or making reasonable provision for all charges, taxes, expenses, claims, obligations and liabilities of the Trust, or severally, with respect to each Fund (or the applicable Fund), whether due or accrued or anticipated as may be determined by the Sponsor and otherwise complying with section 3808 of the DSTA, the Sponsor shall wind up the business and affairs of the Trust (or the applicable Fund) in accordance with section 3808 of the DSTA. Subject to the payment or the reasonable provision of such payment by the Sponsor of the other charges, taxes, expenses, claims, obligations and liabilities of the Trust (or the applicable Fund), as required by section 3808 of the DSTA, the Shareholders of the Trust or the dissolving Fund, as the case may be, will be entitled to have their Shares in the Trust or such Fund redeemed pursuant to Section 9.7 hereof. The Sponsor shall not accept any delivery of Baskets after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust or the dissolved Fund, as the case may be, the Sponsor thereafter shall discontinue the registration of transfers of such Shares, shall not make any distributions to Shareholders and shall not give any further notices, except that the Sponsor shall continue to collect distributions pertaining to applicable Trust Estate, hold the same uninvested and without liability for interest, pay pursuant to section 3808 of the DSTA the Trust’s expenses as set forth in this Trust Agreement, sell Trust and Fund assets as necessary to meet those expenses, and deliver cash from the applicable Trust Estate, in exchange for Shares surrendered to the Sponsor for redemption pursuant to Section 9.7 hereof (upon payment of, in each case, any Redemption Transaction Fees for the surrender of such Shares) or otherwise under such other procedures the Sponsor deems, in its sole and absolute discretion, to be appropriate. At any time after the expiration of ninety (90) days following the date of dissolution of the Trust or the dissolved Fund, as the case may be, the Sponsor may sell, or cause the sale of, the applicable Trust Estate then held under this Trust Agreement and may thereafter, after complying with section 3808 of the DSTA, cause to be held with the applicable Custodian (or if no Custodian has been appointed with respect the dissolved Fund or Funds, such other Person as the Sponsor shall determine in its sole and absolute discretion) uninvested the net proceeds of any such sale and without liability for interest, for the pro rata benefit of the Shareholders of the Shares of the dissolved Fund or Funds that have not theretofore been surrendered.

50

(c) Upon the completion of the winding up of the Trust and all its Funds in accordance with the DSTA and this Trust Agreement, the Sponsor shall cause the Trustee to file a certificate of cancellation with the Secretary of State of the State of Delaware (at the expense of the Sponsor) in accordance with the provisions of section 3810 of the DSTA and thereupon, the Trust and this Trust Agreement (other than Sections 2.4 and 5.9 hereof) shall terminate. The provisions of Sections 2.4 and 5.9 hereof shall survive the termination of the Trust. After making such filing, the Trustee and the Sponsor shall be discharged from all obligations under this Trust Agreement, except to account for the net proceeds of any asset sale pursuant to Section 12.2(b) hereof and other cash of the Trust or any dissolved Fund.

Section 12.3. Merger and Consolidation.

(a) The Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) a Fund to be consolidated with, or to sell all or substantially all of its assets to, another Fund or another series of another Person; (iii) the Shares of the Trust or any Fund to be converted into beneficial interests in another statutory trust (or series thereof); or (iv) the Shares of the Trust or any Fund to be exchanged for shares in another trust or company under or pursuant to any state or U.S. federal statute to the extent permitted by applicable law.

(b) For the avoidance of doubt, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under Section 12.3(a)(i) – (iv) hereof without any vote or other action of the Shareholders.

(c) In accordance with section 3815(f) of the DSTA, an agreement of merger or consolidation may effect any amendment to this Trust Agreement or effect the adoption of a new trust agreement of the Trust if the Trust is the surviving or resulting business trust following a merger or consolidation; provided, however, that no such amendment may alter any rights, powers, duties, immunities or protections of the Trustee without its written consent.

Section 12.4. Filing of Copies. The original or a copy of this Trust Agreement and of each restatement hereof and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by the Sponsor as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by the Sponsor to be a copy of this instrument or of any such restatements and/or amendments.

Section 12.5. Applicable Law. This Trust Agreement is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, including the DSTA. As between the Sponsor, on the one hand, and the Shareholders, on the other hand, the Sponsor may construe any of the provisions of this Trust Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Sponsor in good faith shall be conclusive and binding on the Shareholders as to the meaning to be given to such provisions notwithstanding any other provision of this Trust Agreement. In construing this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor.

51

Section 12.6. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor determines, with the advice of counsel, that any of such provisions are in conflict with any other applicable laws and regulations, the conflicting provision(s) shall be deemed never to have constituted a part of the Trust Agreement; provided, however, that such determination shall not affect any of the remaining provisions of the Trust Agreement or render invalid any action taken or omitted prior to such determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Trust Agreement in any jurisdiction.

Section 12.7. Contracts and Instruments; How Executed. The Sponsor may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Sponsor or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 12.8. Fiscal Year. The fiscal year of the Trust and of each Fund shall be fixed and refixed or changed from time to time by resolution of the Sponsor.

Section 12.9. Counterparts. The Trust Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 12.10. Internal References; Headings.

(a) In this Trust Agreement or in any amendment hereto, references to this Trust Agreement, and all expressions such as “herein,” “hereto” “hereof” and “hereunder,” shall be deemed to refer to this Trust Agreement as a whole and as amended or affected by any such amendment.

(b) Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

(c) Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

Section 12.11. Limitations on Individual Liability. This Trust Agreement has been entered into and was executed and delivered by officers of the Sponsor and the Trustee, which officers were acting solely in their capacities as officers of the Sponsor and the Trustee, as the case may be, and not in their individual capacities. The obligations of this Trust Agreement are not binding on such officers of the Sponsor or the Trustee. The obligations of this Trust

52

Agreement are binding only upon the Sponsor, the Trustee, any Shareholder (pursuant to Section 3.1(d) hereof), and the assets and property of the Trust (including any such assets and property belonging or attributable to any Fund).

Section 12.12. Filing of Tax Returns, Etc. For the avoidance of doubt, the Sponsor is authorized to, and shall, prepare, execute and file any required tax returns of the Trust or any Fund, and make any elections on behalf of the Trust or any Fund under the Code, or any other applicable tax law, as the Sponsor shall determine in its sole and absolute discretion to be in the best interests of the Trust or any Fund, including elections to treat each Fund as a separate “corporation” for U.S. federal (and, if applicable state and local) income tax purposes. The Trustee and any Shareholder shall take such actions as the Sponsor reasonably requests and determines necessary or advisable, in its discretion, to allow the Sponsor to take such actions as are contemplated by the preceding sentence, including, without limitation, the provision of such powers of attorney or other such documents as may be necessary to permit the Sponsor to execute and file tax returns of the Trust or any Fund.

ARTICLE XIII
AMENDMENT

Section 13.1. Amendment.

(a) The Sponsor may amend any provisions of this Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right or power of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given, or caused to be given, by the Sponsor to the Shareholders. Every Shareholder, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Trust Agreement as amended thereby. In no event shall any amendment impair the right of a Shareholder to redeem Baskets and receive therefor the amount of the Trust Estate of the applicable Fund represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if such amendment would cause the Trust to be treated as a “partnership,” or any Fund to be taxable other than as a “corporation,” in each case for U.S. federal and applicable state and local income tax purposes.

(b) No amendment made to this Trust Agreement without the written consent of the Trustee shall be binding upon or effective against the Trustee if such amendment adversely affects any of its rights, powers, duties, obligations, liabilities or responsibilities.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto do hereby make and enter into this Amended and Restated Trust Agreement as of the date first above written.

ACCUSHARES INVESTMENT MANAGEMENT, LLC

as Sponsor

By:______________________________

Name:

Title:

WILMINGTON TRUST, N.A.

as Trustee

By:______________________________

Name:

Title:

54

EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Up Shares

-in-

ACCUSHARES COMMODITIES TRUST I
WITH RESPECT TO ONE OF ITS SERIES,

[•]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Up Shares (“Up Shares”) of [•] (the “Fund”). Each Up Share represents a fractional undivided share of beneficial interest in the Fund. The Fund has been established and designated as a series of AccuShares Commodities Trust I (the “Trust”), a Delaware statutory trust formed under the DSTA pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on June 28, 2013, and a Second Amended and Restated Trust Agreement, dated as of [•], 2014, by AccuShares Investment Management, LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, N.A., a national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all shares of beneficial interest in the Up Shares Class of the Fund, which shall be the total number of Up Shares that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Units representing the undivided shares of beneficial interest in the assets of the Fund. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Up Shares outstanding at any given time.

Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

[1]	Forms of Global Certificates of Beneficial Interest for the Up Shares of each of AccuShares S&P GSCI Spot Fund, AccuShares S&P GSCI Agriculture and Livestock Spot Fund, AccuShares S&P GSCI Industrial Metals Spot Fund, AccuShares S&P GSCI Crude Oil Spot Fund, AccuShares S&P GSCI Brent Oil Spot Fund, AccuShares S&P GSCI Natural Gas Spot Fund and AccuShares Spot CBOE VIX Fund shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.
A-1

The registered holder of this Certificate is entitled at any time upon tender of this Certificate and the Certificate evidencing the ownership of all issued and outstanding Down Shares of the Fund to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New Jersey and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Unit tendered and evidenced by such Certificates.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the amendment thereof without the consent of any Shareholders, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right or power of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given, or caused to be given, by the Sponsor to the Shareholders, and provided further that in no event shall any amendment impair the right of a Shareholder to redeem Baskets and receive therefor the amount of the Fund’s Trust Estate represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of Up Shares, at the time any amendment becomes effective, shall be deemed, by continuing to hold any Up Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. No amendment to the Trust Agreement may be made if such amendment would cause the Trust to be taxable as a “partnership,” or any Fund to be taxable as other than a “corporation,” in each case for U.S. federal and applicable state and local income tax purposes.

In accordance with Section 3.6 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of shares in the Fund.

In furtherance of the Consent, the holder agrees that any debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to the Fund, including the Up Shares, shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or of any other series of the Trust and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other series of the Trust shall be enforceable against the assets of the Fund. Any general Claims of the Trust which are not readily identifiable as being held with respect to any particular series shall be allocated and charged by the Sponsor to and among any one or more of the series in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Notice of the contractual limitation on liabilities among series described in the first sentence of this paragraph is set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and the statutory provisions of section 3804 of the DSTA relating to limitations on liabilities among series (and the statutory effect under section 3804 of the DSTA of setting forth such notice in the certificate of trust) are applicable to the Trust and each series thereof. Any Person extending credit to, contracting with or having any claim against any series of the Trust may look only to the assets of such series to satisfy or enforce any Claim with respect to such series. No Shareholder or former Shareholder of any series of the Trust shall have a claim on or any right to any assets allocated or belonging to any other series, except to the extent that such Shareholder or former Shareholder has such a claim or right under the Trust Agreement as a Shareholder or former Shareholder of such other series.

The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, that the Up Shares represented by this Certificate are sold, transferred, redeemed or in any way disposed of, and that the agreements in respect of such Claims are terminated, rescinded or canceled.

A-2

The Trust Agreement, and this Certificate, have been executed and delivered by AccuShares Investment Management, LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by AccuShares Investment Management, LLC but are made and intended for the purpose of binding only the Trust and the Fund. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability on AccuShares Investment Management, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Capitalized terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, AccuShares Investment Management, LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of two of its authorized officers.

AccuShares Commodities Trust I with respect to ____________________

By:	AccuShares Investment Management, LLC, as Sponsor

By:
Authorized Officer

By:
Authorized Officer

Date: , _____

A-3

EXHIBIT B

FORM OF GLOBAL CERTIFICATE2

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Down Shares

-in-

ACCUSHARES COMMODITIES TRUST I
WITH RESPECT TO ONE OF ITS SERIES,

[•]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Down Shares (“Down Shares”) of [•] (the “Fund”). Each Down Share represents a fractional undivided share of beneficial interest in the Fund. The Fund has been established and designated as a series of AccuShares Commodities Trust I (the “Trust”), a Delaware statutory trust formed under the DSTA pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on June 28, 2013, and a Second Amended and Restated Trust Agreement, dated as of [•], 2014, by AccuShares Investment Management, LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, N.A., a national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all shares of beneficial interest in the Down Shares Class of the Fund, which shall be the total number of Down Shares that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Units representing the undivided shares of beneficial interest in the assets of the Fund. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Down Shares outstanding at any given time.

Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

[2]	Forms of Global Certificates of Beneficial Interest for the Down Shares of each of AccuShares S&P GSCI Spot Fund, AccuShares S&P GSCI Agriculture and Livestock Spot Fund, AccuShares S&P GSCI Industrial Metals Spot Fund, AccuShares S&P GSCI Crude Oil Spot Fund, AccuShares S&P GSCI Brent Oil Spot Fund, AccuShares S&P GSCI Natural Gas Spot Fund and AccuShares Spot CBOE VIX Fund shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.
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The registered holder of this Certificate is entitled at any time upon tender of this Certificate and the Certificate evidencing the ownership of all issued and outstanding Up Shares of the Fund to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New Jersey and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Unit tendered and evidenced by such Certificates.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the amendment thereof without the consent of any Shareholders, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right or power of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given, or caused to be given, by the Sponsor to the Shareholders, and provided further that in no event shall any amendment impair the right of a Shareholder to redeem Baskets and receive therefor the amount of the Fund’s Trust Estate represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of Down Shares, at the time any amendment becomes effective, shall be deemed, by continuing to hold any Down Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. No amendment to the Trust Agreement may be made if such amendment would cause the Trust to be taxable as a “partnership,” or any Fund to be taxable as other than a “corporation,” in each case for U.S. federal and applicable state and local income tax purposes

In accordance with Section 3.6 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of shares in the Fund.

In furtherance of the Consent, the holder agrees that any debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to the Fund, including the Down Shares, shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or of any other series of the Trust and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other series of the Trust shall be enforceable against the assets of the Fund. Any general Claims of the Trust which are not readily identifiable as being held with respect to any particular series shall be allocated and charged by the Sponsor to and among any one or more of the series in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Notice of the contractual limitation on liabilities among series described in the first sentence of this paragraph is set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and the statutory provisions of section 3804 of the DSTA relating to limitations on liabilities among series (and the statutory effect under section 3804 of the DSTA of setting forth such notice in the certificate of trust) are applicable to the Trust and each series thereof. Any Person extending credit to, contracting with or having any claim against any series of the Trust may look only to the assets of such series to satisfy or enforce any Claim with respect to such series. No Shareholder or former Shareholder of any series of the Trust shall have a claim on or any right to any assets allocated or belonging to any other series, except to the extent that such Shareholder or former Shareholder has such a claim or right under the Trust Agreement as a Shareholder or former Shareholder of such other series.

The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, that the Down Shares represented by this Certificate are sold, transferred, redeemed or in any way disposed of, and that the agreements in respect of such Claims are terminated, rescinded or canceled.

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The Trust Agreement, and this Certificate, have been executed and delivered by AccuShares Investment Management, LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by AccuShares Investment Management, LLC but are made and intended for the purpose of binding only the Trust and the Fund. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability on AccuShares Investment Management, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Capitalized terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, AccuShares Investment Management, LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of two of its authorized officers.

AccuShares Commodities Trust I with respect to ____________________

By:	AccuShares Investment Management, LLC, as Sponsor

By:
Authorized Officer

By:
Authorized Officer

Date: , _____

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